As filed with the Securities and Exchange Commission on October 9, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES
OF CERTAIN REAL ESTATE COMPANIES

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in governing instruments)

10319 Westlake Drive, Suite 112
Bethesda, MD 20817
(301) 765-6045
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon E. Bortz
President and Chief Executive Officer
10319 Westlake Drive, Suite 112
Bethesda, MD 20817
(301) 765-6045
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Wright Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200 (804) 788-8218 (Telecopy)	James O’Connor Bartholomew A. Sheehan Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300 (212) 839-5599 (Telecopy)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the Securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller Reporting company ☐

CALCULATION OF REGISTRATION FEE

		Amount of
Title of Securities	Proposed Maximum Aggregate Offering	Registration
to be Registered	Price(1)(2)	Fee(1)
Common Shares of Beneficial Interest, $0.01 par value per share	$402,500,000	$22,459.50

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(2)	Includes the offering price of common shares that may be purchased by the underwriters upon the exercise of their overallotment option.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated October 9, 2009

PROSPECTUS

           Shares

Pebblebrook Hotel Trust

Common Shares

Pebblebrook Hotel Trust is an internally managed hotel investment company recently organized to acquire and invest in hotel properties located primarily in the 20 largest United States cities, with an emphasis on the major coastal markets. In addition, we may invest in resort properties located near our primary urban target markets, as well as in select, unique destination markets. We believe we can achieve attractive risk-adjusted returns by acquiring hotel properties at cyclically low prices in the current economic climate and benefiting from increases in business and leisure travel as the economy improves.

This is the initial public offering of our common shares of beneficial interest, $0.01 par value per share, or common shares. We expect the initial public offering price of our common shares to be $      per share. Prior to this offering, there has been no public market for our common shares. We intend to apply to list our common shares on the New York Stock Exchange under the symbol “           .”

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in qualifying as a REIT, among other reasons, ownership of our outstanding common shares by any person is limited to 9.8%, subject to certain exceptions. In addition, our declaration of trust contains various other restrictions on the ownership and transfer of our common shares.

Investing in our common shares involves risks. You should read the section entitled “Risk Factors” beginning on page 10 of this prospectus for a discussion of the following and other risks that you should consider before investing in our common shares:

•	We have no operating history and have no agreements to acquire any hotel properties. We have not identified any specific hotel properties to acquire or committed the net proceeds of this offering to any specific hotel property investment. Investors will not be able to evaluate the economic merits of any investments we make with the net proceeds prior to purchasing common shares in this offering. We may be unable to invest the proceeds on acceptable terms, or at all.

•	Our success will depend upon the efforts and expertise of our management team. The loss of their services could have an adverse impact on our business.

•	Failure of lodging industry fundamentals to improve may adversely affect our ability to execute our business strategy.

•	In order to qualify as a REIT, we will not be able to operate our hotels, and our returns will depend on the management of our hotels by third-party hotel management companies.

•	Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our shareholders and may have significant adverse consequences on the market price of our common shares.

	Per Share	Total

Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

The underwriters may also purchase up to an additional           common shares from us, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover overallotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The common shares will be ready for delivery on or about          , 2009.

BofA Merrill Lynch	Raymond James

The date of this prospectus is          , 2009.

You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or another date specified herein. Our business, financial condition and prospects may have changed since such dates.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common shares. You should read the entire prospectus, including “Risk Factors,” before making a decision to invest in our common shares. In this prospectus, references to “our company,” “we,” “us” and “our” mean Pebblebrook Hotel Trust, a Maryland real estate investment trust, and our consolidated subsidiaries, including Pebblebrook Hotel, L.P., a Delaware limited partnership, the subsidiary through which we will conduct our business and which we refer to as our operating partnership, except where it is clear from the context that the term means only the issuer of the common shares, Pebblebrook Hotel Trust. Unless otherwise indicated, the information contained in this prospectus assumes that the underwriters’ overallotment option is not exercised.

Our Company

We are an internally managed hotel investment company recently organized to acquire and invest in hotel properties located primarily in the 20 largest United States cities, with an emphasis on the major coastal markets. In addition, we may invest in resort properties located near our primary urban target markets, as well as in select, unique destination markets. We intend to focus on full-service hotel properties in the “upper upscale” segment of the lodging industry as defined by Smith Travel Research, Inc. In addition, we may seek to acquire branded, upscale, select-service properties in our primary urban target markets. We believe that these investments can produce attractive risk-adjusted returns because we expect (i) to acquire properties at cyclically low prices in the current economic and financing environment and (ii) the properties we purchase will benefit from increasing business and leisure travel as the economy improves. We currently do not own any hotel properties and have no properties under contract. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes.

We believe that the current market environment will present a significant number of attractive investment opportunities and that our management team has the experience and expertise necessary to acquire a high quality portfolio of hotel properties. Our management team is led by Jon E. Bortz, the founder and former Chairman of the Board of Trustees and Chief Executive Officer of LaSalle Hotel Properties, a NYSE-listed hotel REIT. Prior to that, he founded and led Jones Lang LaSalle’s Hotel Investment Group. Mr. Bortz has 28 years of lodging and real estate experience, having overseen more than $2.5 billion of lodging-related transactions.

Upon completion of this offering, we will have approximately $      million to invest in hotel properties and we will have no outstanding indebtedness. Accordingly, we believe we will be well-positioned to take advantage of attractive investment opportunities that we expect will be available in the lodging industry.

Market Opportunity

The U.S. hotel industry has experienced substantial declines in fundamentals as a result of the global economic recession and its adverse impact on business and leisure travel. We believe that the significant number of hotel properties experiencing substantial declines in operating cash flow, coupled with the challenged credit markets, near-term debt maturities and, in some instances, covenant defaults relating to outstanding indebtedness, will present attractive investment opportunities in the lodging industry. Accordingly, we believe the following factors will provide well-capitalized investors, such as our company, the opportunity to acquire high-quality hotel properties at prices significantly below replacement cost, with substantial appreciation potential as the U.S. economy recovers from the current recession:

•	Significant Debt Defaults. Cash flow at many hotel properties has declined or will likely decline to levels that are inadequate to support required debt service payments or that violate applicable covenants. Real Capital Analytics estimates the aggregate value of hotel properties in distress (which includes default, deed-in-lieu, forced sales, foreclosure or bankruptcy) at approximately $18 billion, including over 1,000 hotels, as of June 30, 2009. We believe many of these hotel properties will be sold by lenders after foreclosure, while in receivership or in cooperation with the borrower.

•	Maturity Defaults and Lack of Available Financing. According to Standard & Poor’s, hotel-related commercial mortgage-backed securities, or CMBS, with an aggregate principal amount of approximately $21 billion are scheduled to mature over the next three years. In the current recessionary environment, traditional lending sources, such as banks, insurance companies and pension funds have adopted more conservative lending policies and have materially decreased new lending commitments to hotel properties. We believe the current and projected cash flows at many hotel properties, when coupled with more conservative lending policies, will only support mortgage financing that is significantly less than the amounts currently borrowed against such properties. As a result, we expect many owners of hotel properties will be unable to refinance maturing debt without significant additional equity investment, which may result in sales or foreclosures.

•	Under-Capitalized Owners. Maintaining a hotel’s physical condition at the levels required by major hotel brands often requires significant capital investment. This is particularly true for hotels in urban markets and in the upper upscale segment of the lodging industry, where we intend to focus our investment activity. We believe cash flow after debt service at many hotel properties may be insufficient to fund necessary capital expenditures and their owners may face capital investment demands that could require additional equity investments. We believe some hotel owners will be unable or unwilling to make the required equity investments and may choose or be compelled to sell their hotels.

Competitive Strengths

We expect the following factors will benefit our company as we implement our business strategy:

•	Experienced Leadership. Our senior executive management team is led by Jon E. Bortz, who has a proven track record and substantial experience in the hotel industry. Mr. Bortz has 28 years of lodging and real estate experience, including expertise in hotel and resort property acquisitions, divestitures, repositioning, redevelopment, asset management, branding and financing. Our company represents Mr. Bortz’s third lodging investment vehicle and his second publicly listed venture. He most recently served as Chief Executive Officer of LaSalle Hotel Properties, an internally managed, NYSE-listed hotel REIT, from its inception in April 1998 and as the Chairman of its Board of Trustees from January 2001 until his retirement in September 2009. Prior to LaSalle Hotel Properties, Mr. Bortz founded and led Jones Lang LaSalle’s Hotel Investment Group, which acquired 15 hotels over his four-year tenure as its President. Through his past professional experiences, Mr. Bortz has developed strong relationships with hotel owners, management companies, brand companies, brokers, lenders and institutional investors.

•	Proven Acquirer with Strong Track Record of Growth. Throughout his career, Mr. Bortz has demonstrated the ability to acquire, redevelop and reposition hotel properties. During Mr. Bortz’s tenure as Chief Executive Officer of LaSalle Hotel Properties, he led transactions totaling $2.5 billion in asset value. During this period, LaSalle Hotel Properties’ portfolio increased from 10 hotel properties at the time of its initial public offering in April 1998 to 31 properties with over 8,400 rooms at the time of Mr. Bortz’s retirement in September 2009. In aggregate, Mr. Bortz oversaw the acquisition of 42 hotel and resort properties during his leadership tenure at LaSalle Hotel Properties and Jones Lang LaSalle’s Hotel Investment Group. Mr. Bortz also established a strong capital sourcing network while at LaSalle Hotel Properties, overseeing that company’s raising of more than $3.0 billion of debt and equity capital to finance its significant growth over the past 11 years.

•	Focused Property Investment Strategy. We intend to invest primarily in upper upscale, full-service, branded and independent hotels across the 20 largest U.S. cities, with an emphasis on the major coastal markets, where we believe convention and business room night demand will experience the most robust recovery as the U.S. economy improves. In addition, we expect to acquire resort properties located near our primary urban target markets as well as in select, unique destination markets. We may also invest in branded, upscale, select-service hotels in premium urban locations in these 20 cities. Within these markets, we intend to establish a diversified customer base by investing in urban, resort and convention hotels, each of which typically has a different mix of business transient, leisure transient and group and convention customers, all of which follow different demand trends.

•	Flexible and Diversified Operating Strategy with No Legacy Issues. Upon completion of this offering, we expect to have approximately $ million available for investment without the burden and distraction of any legacy operating or leverage issues. Since we are not affiliated with any hotel management company and have no contractual obligations to any particular hotel manager, we plan to retain multiple branded and independent third-party hotel management companies to operate our hotels, based on our assessment of the operator most beneficial for each property. We believe this strategy of retaining multiple hotel managers will assist us in identifying best practices that we will implement across our portfolio, as appropriate. Further, we generally intend to enter into flexible management contracts with third-party hotel management companies for the operation of our hotels that will provide us with the ability to replace operators and/or reposition properties, to the extent that we determine to do so, and will align our operators with our objective of generating the highest return on investment. In addition, we believe that flexible management contracts facilitate the sale of hotels, and we may seek to opportunistically sell hotels if we believe sales proceeds may be invested in hotel properties that offer more attractive risk-return profiles.

•	Intensive Asset Management. We intend to employ a dedicated and experienced asset management team to proactively manage our third-party hotel management companies in order to improve operational performance and maximize our return on investment. Although we will not operate our hotel properties, both our asset managers and our executive management team will actively participate with our hotel managers in all aspects of our hotels’ operations, including property positioning and repositioning, operations analysis, physical design, renovation and capital improvements, guest experience and overall strategic direction. Through these initiatives, we will seek to improve property efficiencies, lower costs, maximize revenues, and enhance property operating margins. We also anticipate implementing certain value-added strategies, such as changing operators, re-branding and de-flagging, when appropriate.

•	Prudent Capital Structure. We expect to maintain a low-leverage capital structure and intend to limit the sum of the outstanding principal amount of our consolidated indebtedness and the liquidation preference of any outstanding preferred shares to not more than 4.5x our earnings before interest, taxes, depreciation and amortization, or EBITDA, for the 12-month period preceding the incurrence of such debt or the issuance of such preferred shares. Our board of trustees may modify or eliminate this limitation at any time without the approval of our shareholders.

Business Strategy and Investment Criteria

We intend to invest in hotel properties located primarily in the 20 largest U.S. cities, with an emphasis on the major coastal markets. In addition, we may invest in resort properties located near our primary urban target markets, as well as in select, unique destination markets. We intend to focus on both branded and independent full-service hotels in the “upper upscale” segment of the lodging industry as defined by Smith Travel Research, based on average daily rates. In addition, we may seek to acquire branded, upscale, select-service hotels in our primary urban target markets. The full-service hotels on which we intend to focus our investment activity generally will have restaurant, lounge and meeting facilities and other amenities, as well as high service levels. The select-service hotels in which we may invest generally will not have comprehensive business meeting or banquet facilities and will have limited food and beverage outlets. We believe our target markets are characterized by high barriers to entry and that long-term room night demand and rate growth of these types of hotels will likely continue to outperform the national average, as they have historically.

We will utilize extensive research to evaluate any target market and property, including a detailed review of the long-term economic outlook, trends in local demand generators, competitive environment, property systems and physical condition, and property financial performance. Specific acquisition criteria may include, but are not limited to, the following:

•	premier locations, facilities and other competitive advantages not easily replicated;

•	significant barriers to entry in the market, such as scarcity of development sites, regulatory hurdles, high per room development costs and long lead times for new development;

•	acquisition price at a significant discount to replacement cost;

•	properties not subject to long-term management contracts with hotel management companies;

•	potential return on investment initiatives, including redevelopment, rebranding, redesign, expansion and change of management;

•	opportunities to implement value-added operational improvements; and

•	strong demand growth characteristics supported by favorable demographic indicators.

We believe that as the U.S. economy begins to stabilize and generate positive GDP growth, upper upscale full-service hotels and resorts and upscale select-service hotels located in major U.S. urban, convention and drive-to and destination resort markets are likely to generate the most favorable returns on investment in the lodging industry. Hotel developers’ inability to source construction financing over the past 18 to 24 months, and likely for the foreseeable future, creates an environment in which minimal new lodging supply is expected to be added through at least 2012. We believe that as transient and group travel rebounds, existing supply will accommodate incremental room night demand allowing hotel owners to grow occupancy and ultimately increase rates, thereby improving profitability. We believe that portfolio diversification will allow us to capitalize from growth in various customer segments including business transient, leisure transient, and group and convention room night demand.

We generally intend to enter into flexible management contracts with third-party hotel management companies for the operation of our hotels that will provide us with the ability to replace operators and/or reposition properties, to the extent that we determine to do so, and will align our operators with our objective of generating the highest return on investment. In addition, we believe that flexible management contracts facilitate the sale of hotels, and we may seek to opportunistically sell hotels if we believe sales proceeds may be invested in hotel properties that offer more attractive risk-adjusted returns.

Initially, we do not intend to engage in significant development or redevelopment of hotel properties. However, we do expect to engage in partial redevelopment and repositioning of certain properties, as we seek to maximize the financial performance of the hotels that we acquire. In addition, we may acquire properties that require significant capital improvement, renovation or refurbishment. Over the long-term, we may acquire hotel and resort properties that we believe would benefit from significant redevelopment or expansion, including, for example, adding rooms, meeting facilities or other amenities.

We may consider acquiring outstanding debt secured by a hotel or resort property from lenders and investors if we believe we can foreclose on or acquire ownership of the property in the near-term. We do not intend to originate any debt financing or purchase any debt where we do not expect to gain ownership of the underlying property.

Financing Strategies

We expect to maintain a low-leverage capital structure and intend to limit the sum of the outstanding principal amount of our consolidated indebtedness and the liquidation preference of any outstanding preferred shares to not more than 4.5x our EBITDA for the 12-month period preceding the incurrence of such debt or the issuance of such preferred shares. Over time, we intend to finance our long-term growth with common and preferred equity issuances and debt financing having staggered maturities. Our debt may include mortgage debt secured by our hotel properties and unsecured debt.

We anticipate arranging and utilizing a revolving credit facility to fund future acquisitions (following investment of the net proceeds of this offering), as well as for property redevelopments, return on investment initiatives and working capital requirements. We intend to repay amounts outstanding under any such credit facility from time to time with periodic common and preferred equity issuances, long-term debt financings and cash flows from operations. No assurance can be given that we will be able to obtain a credit facility.

When purchasing hotel properties, we may issue limited partnership interests in our operating partnership as full or partial consideration to sellers who may desire to take advantage of tax deferral on the sale of a hotel or participate in the potential appreciation in value of our common shares.

Executive Management Team

Our management team is led by Jon E. Bortz, who has 28 years of lodging and real estate experience, including expertise in hotel property acquisitions, divestitures, repositioning, redevelopment, asset management, branding, re-branding and financing. Mr. Bortz founded and led two prior lodging entities, where he oversaw:

•	more than $2.5 billion in hotel investments, including acquisitions, dispositions, mergers and joint ventures;

•	more than $3.0 billion in financings, including mortgage financings, common and preferred equity financings and secured and unsecured credit facilities;

•	the establishment of strong relationships within the lodging industry, including with hotel owners, management companies, brand companies and brokers; and

•	the development of strong relationships within the financial community, including with leading institutional investors, investment banks, professional service firms and lenders.

Following completion of this offering, our executive management team will consist of professionals with extensive experience in hotel acquisitions, hotel asset management, accounting and finance.

Summary Risk Factors

An investment in our common shares involves various risks. You should carefully consider the matters discussed in “Risk Factors” beginning on page 10 of this prospectus before you decide whether to invest in our common shares. Some of the risks include the following:

•	We were organized in October 2009 and have no operating history.

•	We currently do not own, and have no agreements to acquire, any hotel properties. We have not identified any specific hotel properties to acquire or committed any portion of the net proceeds of this offering to any specific hotel property investment. Accordingly, you will not be able to evaluate the merits of any investments we make with the net proceeds of this offering. We may be unable to invest the net proceeds on acceptable terms, or at all.

•	Our success will depend upon the efforts and expertise of our management team. The loss of their services, and our inability to find suitable replacements, could have an adverse impact on our business.

•	A substantial part of our business strategy is based on our belief that lodging industry fundamentals will improve. If these fundamentals do not improve when or as we expect, or deteriorate, our ability to execute our business strategy and our operating results may be adversely affected.

•	We will rely on third-party hotel management companies to operate our hotel properties under the terms of hotel management agreements. Even if we believe our hotel properties are being operated inefficiently or in a manner that does not result in satisfactory revenue per available room, or RevPAR, or profits we may not be able to force the hotel management company to change its method of operating our hotels.

•	Our hotel management agreements will require us to bear the operating risks of our hotel properties. Any increases in operating expenses or decreases in revenues may have a significant adverse impact on our earnings and cash flow.

•	To qualify for taxation as a REIT, we generally will be required to distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain, each year to our shareholders. As a result, our ability to fund capital expenditures, acquisitions, hotel redevelopment and development through retained earnings will be very limited. We may not be able to fund capital improvements or acquisitions solely from cash provided from our operating activities. Consequently, after investing the net proceeds of this offering, we will rely upon the availability of debt or equity capital to fund investments in hotel properties and capital improvements. There can be no assurance that we will be able to obtain such financing on favorable terms or at all. We also may not generate sufficient cash flow to fund distributions required to maintain our qualification as a REIT.

•	If we fail to qualify, or lose our qualification, as a REIT, we will be subject to federal income tax on our taxable income. Our hotel properties leased by lessees that are taxable REIT subsidiaries, or TRS lessees, must be operated by “eligible independent contractors,” as defined in the Internal Revenue Code of 1986, as amended, or the Code, in order for our TRS lessees to qualify as such and for the rental income from our TRS leases to qualify as rents from real property under the applicable REIT income tests. Complex constructive ownership rules under the Code apply in determining whether a person qualifies as an eligible independent contractor.

•	We will incur a 100% excise tax on transactions with taxable REIT subsidiaries, or TRSs, including our TRS lessees, that are not conducted on an arm’s-length basis.

•	Subject to certain exceptions, our declaration of trust provides that no person may beneficially own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest. In addition, our declaration of trust and bylaws contain other provisions that may delay, defer or prevent an acquisition of control of our company by a third party without our board of trustees’ approval, even if our shareholders believe the change of control is in their best interests.

•	Because real estate investments are relatively illiquid, our ability to promptly sell one or more hotel properties for reasonable prices in response to changing economic, financial and investment conditions will be limited. In addition, because some of our hotel management agreements may be long-term and may not terminate in the event of a sale, our ability to sell hotel properties may be further limited.

Our Organizational Structure

We were formed as a Maryland real estate investment trust on October 2, 2009. We will be the sole general partner of Pebblebrook Hotel, L.P., the subsidiary through which we will conduct substantially all of our operations and make substantially all of our investments and which we refer to as our operating partnership. Upon completion of this offering, we will contribute to our operating partnership the net proceeds of this offering as our initial capital contribution in exchange for substantially all of the limited partnership interests in our operating partnership. In the future we may issue limited partnership interests in our operating partnership as consideration for the purchase of hotel properties or in connection with our equity incentive plan.

In order for the income from our hotel operations to constitute “rents from real property” for purposes of the gross income tests required for REIT qualification under the Code, we cannot directly operate any of our hotel properties. Instead, we must lease our hotel properties. Accordingly, we will lease each of our hotel properties to one of our TRS lessees, which will be wholly owned by our operating partnership. Our TRS lessees will pay rent to us that can qualify as “rents from real property,” provided that the TRS lessees engage “eligible independent contractors” to manage our hotels. A TRS is a corporate subsidiary of a REIT that jointly elects with the REIT to be treated as a TRS of the REIT and that pays federal income tax at regular corporate rates on its taxable income. We expect that all of our hotel properties will be leased to one of our wholly owned TRS lessees, which will be able to pay us rent out of the revenue of the hotels, and will engage multiple eligible independent contractors to manage our hotels.

The following chart shows the structure of our company following completion of this offering:

(1)	Includes grants of common shares to our initial independent trustees.

(2)	Upon completion of this offering, we will issue an aggregate of LTIP units to Mr. Bortz and certain of our other officers. See “Our Management — 2009 Equity Incentive Plan.”

(3)	To be formed.

Tax Status

We intend to elect to be taxed as a REIT for federal income tax purposes commencing with our short taxable year ending on December 31, 2009. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares of beneficial interest. We believe that we will be organized in conformity with the requirements for qualification as a REIT under the Code and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT for federal income tax purposes commencing with our short taxable year ending December 31, 2009 and continuing thereafter.

As a REIT, we generally will not be subject to federal income tax on our REIT taxable income that we distribute currently to our shareholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute each year at least 90% of their taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. If we fail to qualify for taxation as a REIT in any taxable year and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we will be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and assets and to federal income and excise taxes on our undistributed income. Additionally, any income earned by our TRS lessees will be fully subject to federal, state and local corporate income tax.

Distribution Policy

We intend over time to make regular quarterly distributions to our common shareholders. However, until we invest a substantial portion of the net proceeds of this offering in hotel properties, we expect our quarterly distributions will be nominal. In order to qualify for taxation as a REIT, we intend to make annual distributions to our shareholders of at least 90% of our taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We cannot assure you as to when we will begin to generate sufficient cash flow to make distributions to our shareholders or our ability to sustain those distributions. Distributions will be authorized by our board of trustees and declared by us based upon a variety of factors deemed relevant by our trustees. Distributions to our shareholders generally will be taxable to our shareholders as ordinary income; however, because a significant portion of our investments will be equity ownership interests in hotel properties, which will generate depreciation and other non-cash charges against our income, a portion of our distributions may constitute a tax-free return of capital. To the extent not inconsistent with maintaining our qualification as a REIT, we may retain any earnings that accumulate in our TRSs.

Restrictions on Ownership of Our Common Shares

In order to help us qualify as a REIT, among other reasons, our declaration of trust, subject to certain exceptions, restricts the amount of our shares of beneficial interest that a person may beneficially or constructively own. Our declaration of trust provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest. Our declaration of trust also prohibits any person from (i) beneficially owning shares of beneficial interest to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring our shares of beneficial interest to the extent that such transfer would result in our shares of beneficial interest being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of beneficial interest to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning or transferring our shares of beneficial interest if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including but not limited to, as a result of any hotel management companies failing to qualify as “eligible independent contractors” under the REIT rules. Our board of trustees, in its sole discretion, may prospectively or retroactively exempt a person from these limits and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of trustees such representations, covenants and undertakings as our board of trustees may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT.

The Offering

Common shares offered	common shares (plus up to an additional common shares that we may issue and sell upon the exercise of the underwriters’ overallotment option).

Common shares to be outstanding upon completion of this offering	common shares(1)

Use of proceeds	We will contribute the net proceeds of this offering to our operating partnership. Our operating partnership will invest the net proceeds of this offering in hotel properties in accordance with our investment strategy described in this prospectus and for general business purposes. Prior to the full investment of the net offering proceeds in hotel properties, we intend to invest the net proceeds in interest-bearing short-term investment grade securities or money-market accounts which are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in hotel properties. We will use approximately $ of the net proceeds to reimburse Mr. Bortz for out-of-pocket expenses he incurred in connection with the formation of our company and this offering and $1,000 to repurchase the shares he acquired in connection with the formation and initial capitalization of our company. See “Use of Proceeds.”

Proposed New York Stock Exchange symbol	“ ”

Ownership and transfer restrictions	Our declaration of trust, subject to certain exceptions, prohibits any person from directly or indirectly owning more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest. See “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer.”

Risk factors	Investing in our common shares involves risks. You should carefully read and consider the information set forth under “Risk Factors” and all other information in this prospectus before investing in our common shares.

(1)	Includes restricted common shares that will be issued to our trustees upon completion of this offering under our 2009 Equity Incentive Plan. Does not include (i) common shares underlying LTIP units that will be issued to Mr. Bortz and certain other officers upon completion of this offering, (ii) common shares reserved for issuance under the 2009 Equity Incentive Plan and (iii) common shares issuable upon exercise of the underwriters’ overallotment option.

Our Information

Our principal executive offices are located at 10319 Westlake Drive, Suite 112, Bethesda, MD 20817. Our telephone number is (301) 765-6045.

RISK FACTORS

An investment in our common shares involves risks. In addition to other information in this prospectus, you should carefully consider the following risks before investing in our common shares offered by this prospectus. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant portion of your investment in our common shares. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Properties

We have no operating history and may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our shareholders.

We were organized in October 2009, have no operating history and have no agreements to acquire any hotel properties. We will only commence operations upon completion of this offering. Our ability to make or sustain distributions to our shareholders will depend on many factors, including our availability to identify attractive acquisition opportunities that satisfy our investment strategy, our success in consummating acquisitions on favorable terms, the level and volatility of interest rates, readily accessible short-term and long-term financing on favorable terms, and conditions in the financial markets, the real estate market and the economy. We will face competition in acquiring attractive hotel properties. The value of the hotel properties that we acquire may decline substantially after we purchase them. We may not be able to successfully operate our business or implement our operating policies and investment strategy successfully. Furthermore, we may not be able to generate sufficient operating cash flow to pay our operating expenses and make distributions to our shareholders.

As a newly formed company, we are subject to the risks of any newly established business enterprise, including risks that we will be unable to attract and retain qualified personnel, create effective operating and financial controls and systems or effectively mange our anticipated growth, any of which could have a material adverse effect on our business and our operating results.

We have not yet identified any specific hotel properties to acquire and you will be unable to evaluate the allocation of net proceeds of this offering or the economic merits of our investments prior to making your investment decision.

We currently do not own any properties and have no agreements to acquire any properties. Since we have not yet identified any specific hotel properties to acquire or committed the net proceeds of this offering to any specific hotel property investment, you will be unable to evaluate the allocation of the net proceeds of this offering or the economic merits of our acquisitions before making an investment decision to purchase our common shares. As a result, we will have broad authority to invest the net proceeds of this offering in any real estate investments that we may identify in the future and we may use those proceeds to make investments with which you may not agree. In addition, our investment policies may be amended or revised from time to time at the discretion of our board of trustees, without a vote of our shareholders. These factors will increase the uncertainty, and thus the risk, of investing in our common shares. Our failure to apply the net proceeds of this offering effectively or find suitable hotel properties to acquire in a timely manner or on acceptable terms could result in returns that are substantially below expectations or result in losses.

Prior to the full investment of the net offering proceeds in hotel properties, we intend to invest the net proceeds in interest-bearing short-term, investment grade securities or money-market accounts which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our investments in hotel properties. We may not be able to identify hotel investments that meet our investment criteria, we may not be successful in completing any investment we identify and our investments may not produce acceptable, or any, returns. We may be unable to invest the proceeds on acceptable terms, or at all.

We depend on the efforts and expertise of our key executive officers.

We depend on the efforts and expertise of our president and chief executive officer, as well as our other executive officers, to execute our business strategy. The loss of their services, and our inability to find suitable replacements, could have an adverse effect on our business.

Because our senior executive officers will have broad discretion to invest the net proceeds of this offering, they may make investments where the returns are substantially below expectations or which result in net operating losses.

Our senior executive officers will have broad discretion, within the general investment criteria established by our board of trustees, to invest the net proceeds of this offering and to determine the timing of such investments. In addition, our investment policies may be revised from time to time at the discretion of our board of trustees, without a vote of our shareholders. Such discretion could result in investments that may not yield returns consistent with expectations.

We intend to invest in the upper upscale segment of the lodging market which is highly competitive and generally subject to greater volatility than most other market segments and could negatively affect our profitability.

The upper upscale segment of the hotel business is highly competitive. Our hotel properties will compete on the basis of location, room rates, quality, service levels, reputation and reservations systems, among many factors. There are many competitors in the upper upscale segment, and many of these competitors may have substantially greater marketing and financial resources than we have. This competition could reduce occupancy levels and room revenue at our hotels. Over-building in the lodging industry may increase the number of rooms available and may decrease occupancy and room rates. In addition, in periods of weak demand, as may occur during a general economic recession, profitability is negatively affected by the relatively high fixed costs of operating upper upscale hotels.

Failure of the lodging industry to exhibit improvement may adversely affect our ability to execute our business strategy.

A substantial part of our business strategy is based on our belief that the lodging markets in which we intend to invest will experience improving economic fundamentals in the future. There can be no assurance as to whether, or when, lodging industry fundamentals will in fact improve or to what extent they will improve. In the event conditions in the industry do not improve when and as we expect, or deteriorate, our ability to execute our business strategy would be adversely affected, which could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to pay operating expenses, make capital improvements, and make distributions to our shareholders.

We will rely on third-party management companies to operate our hotels.

Since federal income tax laws restrict REITs and their subsidiaries from operating or managing a hotel, we will not operate any hotel properties we acquire. Instead, we will lease substantially all of our hotel properties to subsidiaries that qualify as TRSs, under applicable REIT laws, and our TRS lessees will retain third-party managers to operate our hotels pursuant to management agreements. Our cash flow from the hotels may be adversely affected if our managers fail to provide quality services and amenities or if they or their affiliates fail to maintain a quality brand name. In addition, our managers or their affiliates may manage, and in some cases may own, invest in or provide credit support or operating guarantees to hotels that compete with hotel properties that we acquire, which may result in conflicts of interest and decisions regarding the operation of our hotels that are not in our best interests.

We will not have the authority to require any hotel property to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel property (for example, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, RevPAR and average daily rates, or ADR, we may not be able to force the management company to change its method of operating our hotels. We generally will attempt to resolve issues with our managers through discussions and negotiations. However, if we are unable to reach satisfactory results through discussions and negotiations, we may choose to litigate the dispute or submit the matter to third-party dispute resolution. We can only seek redress if a management company violates the terms of the applicable management agreement with a TRS lessee, and then only to the extent of the remedies provided for under the terms of the management agreement. Additionally, in the event that we need to replace any management company, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected hotels.

Our management agreements could affect the sale or financing of hotel properties.

Although we currently intend to enter into flexible management contracts that will provide us with the ability to replace our hotel managers on relatively short notice, we may enter into management contracts that contain some restrictive covenants. For example, the terms of some management agreements may restrict our ability to sell a property unless the purchaser is not a competitor of the manager and assumes the related management agreement and meets specified other conditions. If we enter into any such management agreements, we may be precluded from taking actions that would otherwise be in our best interest or could cause us to incur substantial expense.

Our TRS lessee structure subjects us to the risk of increased hotel operating expenses.

Our leases with our TRS lessees will require our TRS lessees to pay us rent based in part on revenues from our hotels. Our operating risks include decreases in hotel revenues and increases in hotel operating expenses, which would adversely affect our TRS lessees’ ability to pay us rent due under the leases, including but not limited to the increases in:

•	wage and benefit costs;

•	repair and maintenance expenses;

•	energy costs;

•	property taxes;

•	insurance costs; and

•	other operating expenses.

Increases in these operating expenses can have a significant adverse impact on our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

Operating hotels under franchise agreements could adversely affect our distributions to our shareholders.

We expect that many of our hotel properties will operate under franchise agreements, and we may be subject to the risks associated with concentrating hotel investments in several franchise brands. These risks include reductions in business following negative publicity related to one of the brands or the general decline of a brand.

The maintenance of the franchise licenses for our hotel properties will be subject to the franchisors’ operating standards and other terms and conditions. Franchisors will periodically inspect hotel properties to ensure that we and our lessees and management companies follow their standards. Failure by us, one of our TRS lessees or one of our third-party management companies to maintain these standards or other terms and conditions could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we also may be liable to the franchisor for a termination payment, which varies by franchisor and by hotel property. As a condition of maintaining a franchise license, a franchisor could require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. We may risk losing a franchise license if we do not make franchisor-required capital expenditures.

If a franchisor terminates the franchise license or the license expires, we may try either to obtain a suitable replacement franchise or to operate the hotel without a franchise license. The loss of a franchise license could materially and adversely affect the operations and the underlying value of the hotel property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor and adversely affect our revenues. This loss of revenue could in turn adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

Our ability to make distributions to our shareholders is subject to fluctuations in our financial performance, operating results and capital improvements requirements.

To qualify for taxation as a REIT, we will be required to distribute at least 90% of our taxable income (determined before the deduction for dividends paid and excluding any net capital gains) each year to our shareholders and we generally expect to make distributions in excess of such amount. In the event of downturns in our operating results, unanticipated capital improvements to our hotel properties or other factors we may be unable to declare or pay distributions to our shareholders. The timing and amount of distributions are in the sole discretion of our board of trustees which will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund distributions.

If we cannot obtain financing, our growth will be limited.

To qualify for taxation as a REIT, we will be required to distribute at least 90% of our taxable income (determined before the deduction for dividends paid and excluding any net capital gains) each year to our shareholders and we generally expect to make distributions in excess of such amount. As a result, our ability to retain earnings to fund acquisitions, redevelopment and development or other capital expenditures will be limited. After investing the net proceeds of this offering, we will have no debt. Although our business strategy contemplates future access to debt financing (including an anticipated revolving credit facility) to fund acquisitions, redevelopment, development, return on investment initiatives and working capital requirements, we have not yet initiated discussions with lenders and there can be no assurance that we will be able to obtain such financing on favorable terms or at all. Recent events in the financial markets have had an adverse impact on the credit markets and, as a result, credit has become significantly more expensive and difficult to obtain, if available at all. Some lenders are imposing more stringent credit terms, there has been and may continue to be a general reduction in the amount of credit available, and many banks are either unable or unwilling to provide new asset based lending. Tightening credit markets may have an adverse effect on our ability to obtain financing on favorable terms, if at all, thereby increasing financing costs and/or requiring us to accept financing with increasing restrictions. If adverse conditions in the credit markets — in particular with respect to real estate or lodging industry finance — materially deteriorate, our business could be materially and adversely affected. Our long-term ability to grow through investments in hotel properties will be limited if we cannot obtain additional financing. Market conditions may make it difficult to obtain financing, and we cannot assure you that we will be able to obtain additional debt or equity financing or that we will be able to obtain it on favorable terms.

Future debt service obligations could adversely affect our overall operating results, may require us to sell hotel properties, may jeopardize our qualification as a REIT and could adversely affect our ability to make distributions to our shareholders and the market price of our common shares.

Our business strategy contemplates the use of both secured and unsecured debt to finance long-term growth. We intend to limit the sum of the outstanding principal amount of our consolidated indebtedness and the liquidation preference of any outstanding preferred shares to not more than 4.5x our EBITDA for the 12-month period preceding the incurrence of new debt or the issuance of preferred shares. Our board of trustees may modify or eliminate this limitation at any time without the approval of our shareholders. As a result, we may be able to incur substantial additional debt, including secured debt, in the future. Incurring debt could subject us to many risks, including the risks that:

•	our cash flow from operations will be insufficient to make required payments of principal and interest;

•	our debt may increase our vulnerability to adverse economic and industry conditions;

•	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing cash available for distribution to our shareholders, funds available for operations and capital expenditures, future business opportunities or other purposes;

•	the terms of any refinancing will not be as favorable as the terms of the debt being refinanced; and

•	the use of leverage could adversely affect our ability to make distributions to our shareholders and the market price of our common shares.

If we violate covenants in future agreements relating to indebtedness that we may incur, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all. In addition, future indebtedness agreements may require that we meet certain covenant tests in order to make distributions to our shareholders.

If we incur debt in the future and do not have sufficient funds to repay such debt at maturity, it may be necessary to refinance the debt through additional debt or additional equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancings, increases in interest expense could adversely affect our cash flow, and, consequently, cash available for distribution to our shareholders. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of hotel properties on disadvantageous terms, potentially resulting in losses. We may place mortgages on hotel properties that we acquire to secure a revolving credit facility or other debt. To the extent we cannot meet any future debt service obligations, we will risk losing some or all of our hotel properties that may be pledged to secure our obligations to foreclosure. Also, covenants applicable to any future debt could impair our planned investment strategy and, if violated, result in a default.

Higher interest rates could increase debt service requirements on any floating rate debt that we incur and could reduce the amounts available for distribution to our shareholders, as well as reduce funds available for our operations, future business opportunities, or other purposes. We may obtain in the future one or more forms of interest rate protection — in the form of swap agreements, interest rate cap contracts or similar agreements — to “hedge” against the possible negative effects of interest rate fluctuations. However, such hedging implies costs and we cannot assure you that any hedging will adequately relieve the adverse effects of interest rate increases or that counterparties under these agreement will honor their obligations thereunder. Adverse economic conditions could also cause the terms on which we borrow to be unfavorable. We could be required to liquidate one or more of our hotel properties in order to meet our debt service obligations at times which may not permit us to receive an attractive return on our investments.

Any joint venture investments that we make could be adversely affected by our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers.

We may co-invest in hotels in the future with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for a property, partnership, joint venture or other entity. In this event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments through partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt, fail to fund their share of required capital contributions, make dubious business decisions or block or delay necessary decisions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or trustees from focusing their time and effort on our business. Consequently, action by, or disputes with, partners or co-venturers might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers.

Unanticipated expenses and insufficient demand for hotels in new geographic markets could adversely affect our profitability and our ability to make distributions to our shareholders.

As part of our business strategy, we may acquire or develop hotel properties in geographic areas in which our management may have little or no operating experience and in which potential customers may not be familiar with the brand of that particular hotel. As a result, we may have to incur costs relating to the opening, operation and promotion of such hotel properties that are substantially greater than those incurred in other areas. These hotels may attract fewer customers than other hotel properties we may acquire, while at the same time, we may incur substantial additional costs with such hotel properties. As a result, the results of operations at any hotel properties that we may acquire in unfamiliar markets may be less than those of other hotels that we may acquire. Unanticipated expenses and insufficient demand at a new hotel property, therefore, could adversely affect our financial condition and results of operations.

The conflicts of interest policy we will adopt may not adequately address all of the conflicts of interest that may arise with respect to our activities.

In order to avoid any actual or perceived conflicts of interest with our trustees, officers or employees, we intend to adopt a conflicts of interest policy to specifically address some of the conflicts relating to our activities. Although under this policy the approval of a majority of our disinterested trustees will be required to approve any transaction, agreement or relationship in which any of our trustees, officers or employees has an interest, there is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to us. In addition, our current board of trustees consists only of Mr. Bortz, and as a result, the transactions and agreements entered into in connection with our formation prior to this offering have not been approved by any independent or disinterested trustees.

We may from time to time make distributions to our shareholders in the form of our common shares.

To the extent that, in respect of any calendar year, cash available for distribution is less than our net taxable income, we could make distributions or a portion of the required distributions in the form of a taxable share distribution or distribution of debt securities. In addition, we might be required to sell assets or borrow funds to make distributions.

Risks Related to Investments in Mortgage Loans

Our strategy of acquiring outstanding debt secured by a hotel or resort property may expose us to risks.

We may consider acquiring outstanding debt secured by a hotel or resort property from lenders and investors if we believe we can ultimately foreclose or otherwise acquire ownership of the underlying property in the near-term through foreclosure, deed-in-lieu of foreclosure or other means. However, if we do acquire such debt, borrowers may seek to assert various defenses to our foreclosure or other actions and we may not be successful in acquiring the underlying property on a timely basis, or at all, in which event we could incur significant costs and experience significant delays in acquiring such properties, all of which could adversely affect our financial performance and reduce our expected returns from such investments. In addition, we may not earn a current return on such investments particularly if the loan that we acquire is in default.

Risks Related to the Lodging Industry

Current economic conditions may adversely affect the lodging industry.

The performance of the lodging industry has historically been closely linked to the performance of the general economy and, specifically, growth in U.S. gross domestic product, or GDP. It is also sensitive to business and personal discretionary spending levels. Declines in corporate budgets and consumer demand due to adverse general economic conditions, risks affecting or reducing travel patterns, lower consumer confidence or adverse political conditions can lower the revenues and profitability of hotel properties and therefore the net operating profits of our TRS lessees to whom we intend to lease the hotel properties that we expect to acquire. The current global economic downturn has led to a significant decline in demand for products and services provided by the lodging industry, lower occupancy levels and significantly reduced room rates.

We anticipate that recovery of demand for products and services provided by the lodging industry will lag improvement in economic conditions. We cannot predict how severe or prolonged the global economic downturn will be or how severe or prolonged the lodging industry downturn will be. A further extended period of economic weakness would likely have an adverse impact on our revenues and negatively affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

Our ability to make distributions to our shareholders may be affected by factors in the lodging industry.

Operating Risks

We plan to own hotel properties which have different economic characteristics than many other real estate assets and a hotel REIT is structured differently than many other types of REITs. A typical office property owner, for example, has long-term leases with third-party tenants, which provides a relatively stable long-term stream of revenue. Our TRS lessees, on the other hand, will not enter into a lease with a hotel manager. Instead, our TRS lessees will engage the hotel manager pursuant to a management agreement and will pay the manager a fee for managing the hotel. The TRS lessees will receive all the operating profit or losses at the hotel. Moreover, virtually all hotel guests stay at the hotel for only a few nights, so the rate and occupancy at each of our hotels changes every day. As a result, we may have highly volatile earnings.

In addition, our hotel properties will be subject to various operating risks common to the lodging industry, many of which are beyond our control, including the following:

•	competition from other hotel properties in our markets;

•	over-building of hotels in our markets, which could adversely affect occupancy and revenues at the hotel properties we acquire;

•	dependence on business and commercial travelers and tourism;

•	increases in energy costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;

•	increases in operating costs due to inflation and other factors that may not be offset by increased room rates;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	adverse effects of international, national, regional and local economic and market conditions;

•	unforeseen events beyond our control, such as terrorist attacks, travel related health concerns including pandemics and epidemics such as H1N1 influenza (swine flu), avian bird flu and SARS, political instability, regional hostilities, imposition of taxes or surcharges by regulatory authorities, travel related accidents and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes;

•	adverse effects of a downturn in the lodging industry; and

•	risks generally associated with the ownership of hotel properties and real estate, as we discuss in more detail below.

These factors could reduce the net operating profits of our TRS lessees, which in turn could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

Competition for Acquisitions

We expect to compete for investment opportunities with entities that may have substantially greater financial resources than we have. These entities generally may be able to accept more risk than we can prudently manage. This competition may generally limit the number of suitable investment opportunities offered to us or the number of properties that we are able to acquire. This competition may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms.

Seasonality of Lodging Industry

The lodging industry is seasonal in nature. This seasonality can be expected to cause quarterly fluctuations in our revenues. Our quarterly earnings may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may have to enter into short-term borrowings in certain quarters in order to offset these fluctuations in revenues and to make distributions to our shareholders.

Cyclical Nature of Lodging Industry

The lodging industry is highly cyclical in nature. Fluctuations in lodging demand and, therefore, hotel operating performance, are caused largely by general economic and local market conditions, which subsequently affect levels of business and leisure travel. In addition to general economic conditions, new hotel room supply is an important factor that can affect lodging industry fundamentals, and overbuilding has the potential to further exacerbate the negative impact of an economic recession. Room rates and occupancy, and thus RevPAR, tend to increase when demand growth exceeds supply growth. Although we believe that cyclical supply growth peaked in late 2008 to early 2009, and that lodging demand will begin to rebound in late 2010 to early 2011, no assurances can be given that this will prove to be the case. The continued decline in lodging demand beyond late 2010 to early 2011, or a continued growth in lodging supply, could result in continued deterioration in lodging industry fundamentals and returns that are substantially below expectations, or result in losses, which could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

Investment Concentration in Particular Segments of a Single Industry

Our entire business will be hotel-related. Therefore, a downturn in the lodging industry, in general, and the segments and markets in which we operate, in particular, would have a material adverse effect on our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

Capital Expenditures

Some of the hotel properties we acquire may have a need for renovations and capital improvements at the time of acquisition and all the hotel properties we acquire will have an ongoing need for renovations and other capital improvements, including replacement, from time to time, of furniture, fixtures and equipment. The franchisors of hotel properties that we acquire will also require periodic capital improvements as a condition to our maintaining the franchise licenses. In addition, if we incur indebtedness, as we intend to do in the future, our lenders will likely require that we set aside annual amounts for capital improvements to our hotel properties. These capital improvements may give rise to the following risks:

•	possible environmental problems;

•	construction cost overruns and delays;

•	the possibility that revenues will be reduced while rooms or restaurants are out of service due to capital improvement projects;

•	a possible shortage of available cash to fund capital improvements and the related possibility that financing for these capital improvements may not be available to us on attractive terms; and

•	uncertainties as to market demand or a loss of market demand after capital improvements have begun.

The costs of renovations and capital improvements could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

Hotel and resort development and redevelopment is subject to timing, budgeting and other risks that may adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

Though not currently intended to be a primary focus of our initial investment strategy, we may engage in hotel development and redevelopment if suitable opportunities arise. Hotel development and redevelopment involves a number of risks, including risks associated with:

•	construction delays or cost overruns that may increase project costs;

•	the receipt of zoning, occupancy and other required governmental permits and authorizations;

•	development costs incurred for projects that are not pursued to completion;

•	acts of God such as earthquakes, hurricanes, floods or fires that could adversely impact a project;

•	the negative impact of construction on operating performance during and soon after the construction period;

•	the ability to raise capital; and

•	governmental restrictions on the nature or size of a project.

We cannot assure you that any development or redevelopment project will be completed on time or within budget. Our inability to complete a project on time or within budget could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

The increasing use of Internet travel intermediaries by consumers may adversely affect our profitability.

We expect that some of our hotel rooms will be booked through Internet travel intermediaries, such as Travelocity.com, Expedia.com and Priceline.com. As these Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from the management companies that will operate the hotels we acquire. Moreover, some of these Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”), at the expense of brand identification or quality of product or service. These intermediaries hope that consumers will eventually develop brand loyalties to their reservations system rather than to lodging brands or properties. If the amount of bookings made through Internet travel intermediaries proves to be more significant than we expect, room revenues may be lower than expected, and our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders may be adversely affected.

We may be adversely affected by increased use of business related technology which may reduce the need for business related travel.

The increased use of teleconference and video-conference technology by businesses could result in decreased business travel as companies increase the use of technologies that allow multiple parties from different locations to participate at meetings without traveling to a centralized meeting location. To the extent that such technologies play an increased role in day-to-day business and the necessity for business related travel decreases, hotel room demand may decrease and our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders may be adversely affected.

Future terrorist attacks or changes in terror alert levels could adversely affect us.

Previous terrorist attacks and subsequent terrorist alerts have adversely affected the U.S. travel and hospitality industries over the past several years, often disproportionately to the effect on the overall economy. The impact that terrorist attacks in the U.S. or elsewhere could have on domestic and international travel and our business in particular cannot be determined but any such attacks or the threat of such attacks could have a material adverse effect on our business, our ability to finance our business, our ability to insure our properties and our results of operations and financial condition.

The outbreak of influenza or other widespread contagious disease could reduce travel and adversely affect our business.

The widespread outbreak of infectious or contagious disease in the U.S., such as the H1N1 virus, could reduce travel and adversely affect the hotel industry generally and our business in particular.

Uninsured and underinsured losses could adversely affect our operating results and our ability to make distributions to our shareholders.

We intend to maintain comprehensive insurance on each of our hotel properties, including liability, fire and extended coverage, of the type and amount we believe are customarily obtained for or by hotel owners. There are no assurances that coverage will be available at reasonable rates. Various types of catastrophic losses, like earthquakes and floods, and losses from terrorist activities may not be insurable or may not be economically insurable. Initially, we do not expect to obtain terrorism insurance on the hotel properties we acquire because it is too costly. However, lenders may require such insurance and our failure to obtain such insurance could constitute a default under loan agreements.

In the event of a substantial loss, our insurance coverage may not be sufficient to cover the full current market value or replacement cost of our lost investment. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a hotel property, as well as the anticipated future revenue from the property. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property.

We may be subject to unknown or contingent liabilities related to the hotel properties we acquire.

The hotel properties that we acquire may be subject to unknown or contingent liabilities for which we may have no recourse, or only limited recourse, against the sellers. In general, the representations and warranties provided under the transaction agreements related to the sales of the hotel properties may not survive the closing of the transactions. While we will likely seek to require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification may be limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses. As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that may be incurred with respect to liabilities associated with these hotels may exceed our expectations, and we may experience other unanticipated adverse effects, all of which may adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

Noncompliance with governmental regulations could adversely affect our operating results.

Environmental Matters

Our hotel properties will be subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require us, as owner of a contaminated property, to clean up the property, even if we did not know of or were not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated, and therefore it is possible we could incur cleanup costs even after we sell some of the properties we acquire. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow funds using the property as collateral or to sell the property. Under the environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, such as a landfill or an incinerator, pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment. A person that arranges for the disposal or transports for disposal or treatment of a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property.

Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to recover damages if he or she suffers injury from the asbestos. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. An example would be laws that require a business using chemicals (such as swimming pool chemicals at a hotel property) to manage them carefully and to notify local officials that the chemicals are being used.

We could be responsible for any of the costs discussed above. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

As a result, we may become subject to material environmental liabilities. We can make no assurances that future laws or regulations will not impose material environmental liabilities or that the current environmental condition of our hotel properties will not be affected by the condition of the properties in the vicinity of our hotel properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations

Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA’s requirements could require removal of access barriers, and non-compliance could result in the U.S. government imposing fines or in private litigants winning damages.

In June 2008, the Department of Justice proposed a substantial number of changes to the Accessibility Guidelines under the ADA. In January 2009, President Obama suspended final publication and implementation of these regulations, pending a comprehensive review by his administration. If implemented as proposed, the new guidelines could cause some of our hotel properties to incur costly measures to become fully compliant.

If we are required to make substantial modifications to our hotel properties, whether to comply with the ADA or other changes in governmental rules and regulations, our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders could be adversely affected.

The Employee Free Choice Act could substantially increase the cost of doing business.

A number of members of the U.S. Congress and President Obama have stated that they support the Employee Free Choice Act, which, if enacted, would discontinue the current practice of having an open process where both the union and the employer are permitted to educate employees regarding the pros and cons of joining a union before having an election by secret ballot. Under the Employee Free Choice Act, the employees would only hear the union’s side of the argument before making a commitment to join the union. The Employee Free Choice Act would permit unions to quietly collect employee signatures supporting the union without notifying the employer and permitting the employer to explain its views before a final decision is made by the employees. Once a union has collected signatures from a majority of the employees, the employer would have to recognize, and bargain with, the union. If the employer and the union fail to reach agreement on a collective bargaining contract within a certain number of days, both sides would be forced to submit their respective proposals to binding arbitration and a federal arbitrator would be permitted to create an employment contract binding on the employer. If the Employee Free Choice Act is enacted, a number of the hotel properties we will own or seek to acquire could become unionized.

Generally, unionized hotel employees are subject to a number of work rules which could decrease operating margins at the unionized hotels. If that is the case, we believe that the unionization of hotel employees at hotels that we acquire may result in a significant decline in hotel profitability and value, which could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

General Risks Related to the Real Estate Industry

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our hotel properties and adversely affect our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more hotel properties for reasonable prices in response to changing economic, financial and investment conditions will be limited. The real estate market is affected by many factors beyond our control, including:

•	adverse changes in international, national, regional and local economic and market conditions;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	the ongoing need for capital improvements, particularly in older structures;

•	changes in operating expenses; and

•	civil unrest, acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism.

We may decide to sell hotel properties in the future. We cannot predict whether we will be able to sell any hotel property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a hotel property.

We may be required to expend funds to correct defects or to make improvements before a hotel property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In acquiring a hotel property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These factors and any others that would impede our ability to respond to adverse changes in the performance of the hotel properties or a need for liquidity could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

Increases in our property taxes would adversely affect our ability to make distributions to our shareholders.

Each of our hotel properties will be subject to real and personal property taxes. These taxes may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our financial condition, results of operations and our ability to make distributions to our shareholders could be materially and adversely affected and the market price of our common shares could decline.

The costs of compliance with or liabilities under environmental laws could significantly reduce our profitability.

Operating expenses at our hotels could be higher than anticipated due to the cost of complying with existing or future environmental laws and regulations. In addition, an owner of real property can face liability for environmental contamination created by the presence or discharge of hazardous substances on the property. We may face liability regardless of:

•	our lack of knowledge of the contamination;

•	the timing of the contamination;

•	the cause of the contamination; or

•	the party responsible for the contamination of the property.

Environmental laws also impose ongoing compliance requirements on owners and operators of real property. Environmental laws potentially affecting us address a wide variety of matters, including, but not limited to, asbestos-containing building materials, storage tanks, storm water and wastewater discharges, lead-based paint, mold/mildew and hazardous wastes. Failure to comply with these laws could result in fines and penalties and/or expose us to third-party liability. Some of our properties may have conditions that are subject to these requirements, and we could be liable for such fines or penalties and/or liable to third parties, as described below in “Our Business — Environmental Matters.”

Certain hotel properties we may own in the future may contain, or may have contained, asbestos-containing building materials, or ACBMs. Environmental laws require that ACBMs be properly managed and maintained, and may impose fines and penalties on building owners and operators for failure to comply with these requirements. Also, certain properties may be adjacent or near other properties that have contained or currently contain storage tanks for the storage of petroleum products or other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Third parties may be permitted by law to seek recovery from owners or operators for property damage and/or personal injury associated with exposure to contaminants, including, but not limited to, petroleum products, hazardous or toxic substances and asbestos fibers.

Although we expect to obtain Phase I environmental site assessments on hotel properties we acquire in the future, Phase I environmental site assessments are intended to evaluate information regarding the environmental condition of the surveyed property and surrounding properties based generally on visual observations, interviews and certain publicly available databases. These assessments do not typically take into account all environmental issues including, but not limited to, testing of soil or groundwater or the possible presence of asbestos, lead-based paint, radon, wetlands or mold. As a result, these assessments may fail to reveal all environmental conditions, liabilities or compliance concerns. Material environmental conditions, liabilities or compliance concerns may arise after the Phase I assessments; and future laws, ordinances or regulations may impose material additional environmental liability. We cannot assure you that costs of future environmental compliance will not affect our ability to make distributions to our shareholders or that such costs or other remedial measures will not be material to us.

The presence of hazardous substances on a property may limit our ability to sell the property on favorable terms or at all, and we may incur substantial remediation costs. The discovery of material environmental liabilities at our properties could subject us to unanticipated significant costs, which could significantly reduce our profitability and the cash available for distribution to our shareholders.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. Some of the properties in our portfolio may contain microbial matter such as mold and mildew. The presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. The presence of significant mold could expose us to liability from hotel guests, hotel employees and others if property damage or health concerns arise.

Any mortgage debt obligations we incur will expose us to increased risk of property losses, which could adversely affect our financial condition, cash flow and ability to satisfy any of our other debt obligations and make distributions to our shareholders.

Incurring mortgage debt increases our risk of property losses, because any defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and ultimately our loss of the property securing the loan for which we are in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure but would not receive any cash proceeds. As a result, we may be required to identify and utilize other sources of cash for distributions to our shareholders of that income.

In addition, any default under our mortgage debt obligations may increase the risk of our default on other indebtedness. If this occurs, our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders may be adversely affected.

Risks Related to Our Organization and Structure

Provisions of our declaration of trust may limit the ability of a third party to acquire control of us.

Our declaration of trust authorizes our board of trustees to issue up to           common shares and up to           preferred shares. In addition, our board of trustees may, without shareholder approval, amend our declaration of trust to increase the aggregate number of our shares or the number of shares of any class or series that we have the authority to issue and to classify or reclassify any unissued common shares or preferred shares and to set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of trustees may authorize the issuance of additional shares or establish a series of common or preferred shares that may have the effect of delaying or preventing a change in control of our company, including transactions at a premium over the market price of our shares, even if shareholders believe that a change of control is in their interest.

Provisions of Maryland law may limit the ability of a third party to acquire control of us.

Certain provisions of the Maryland General Corporation Law, or the MGCL, applicable to Maryland real estate investment trusts may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide our common shareholders with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested shareholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares) or an affiliate of any interested shareholder for five years after the most recent date on which the shareholder becomes an interested shareholder, and thereafter imposes special appraisal rights and special shareholder voting requirements on these combinations; and

•	“control share” provisions that provide that our “control shares” (defined as shares which, when aggregated with other shares controlled by the shareholder, entitle the shareholder to exercise one of three increasing ranges of voting power in electing trustees) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our shareholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

By resolution of our board of trustees, we have opted out of the business combination provisions of the MGCL and provided that any business combination between us and any other person is exempt from the business combination provisions of the MGCL, provided that the business combination is first approved by our board of trustees (including a majority of trustees who are not affiliates or associates of such persons). Pursuant to a provision in our bylaws, we have opted out of the control share provisions of the MGCL. However, our board of trustees may by resolution elect to opt in to the business combination provisions of the MGCL and we may, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future.

Additionally, Title 8, Subtitle 3 of the MGCL permits our board of trustees, without shareholder approval and regardless of what is currently provided in our declaration of trust or bylaws, to implement certain takeover defenses, such as a classified board, some of which we do not yet have. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common shareholders with the opportunity to realize a premium over the then current market price.

Our ownership limitations may restrict or prevent you from engaging in certain transfers of our common shares.

In order for us to qualify as a REIT for each taxable year after 2009, no more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws to include various kinds of entities) during the last half of any taxable year. To assist us in qualifying as a REIT, our declaration of trust contains a share ownership limit. Generally, any of our shares owned by affiliated owners will be added together for purposes of the share ownership limit.

If anyone transfers shares in a way that would violate the share ownership limit or prevent us from qualifying as a REIT under the federal income tax laws, those shares instead will be transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the share ownership limit or we will consider the transfer to be null and void from the outset, and the intended transferee of those shares will be deemed never to have owned the shares. Anyone who acquires shares in violation of the share ownership limit or the other restrictions on transfer in our declaration of trust bears the risk of suffering a financial loss when the shares are redeemed or sold if the market price of our shares falls between the date of purchase and the date of redemption or sale.

In addition, these ownership limitations may prevent an acquisition of control of us by a third party without our board of trustees’ approval, even if our shareholders believe the change of control is in their interest.

Our rights and the rights of our shareholders to take action against our trustees and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Under Maryland law, generally, a trustee’s actions will be upheld if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our declaration of trust limits the liability of our trustees and officers to us and our shareholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated.

Our declaration of trust authorizes us to indemnify our trustees and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each trustee or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our trustees and officers. As a result, we and our shareholders may have more limited rights against our trustees and officers than might otherwise exist absent the current provisions in our declaration of trust and bylaws or that might exist with other companies.

Our declaration of trust and bylaws contain provisions that make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.

Our declaration of trust and bylaws provide that a trustee may be removed only for cause (as defined in our declaration of trust) and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. Our declaration of trust also provides that vacancies on our board of trustees may be filled only by a majority of the remaining trustees in office, even if less than a quorum. These requirements prevent shareholders from removing trustees except for cause and with a substantial affirmative vote and from replacing trustees with their own nominees and may prevent a change in control of our company that is in the best interests of our shareholders.

The ability of our board of trustees to change our major policies may not be in your interest.

Our board of trustees determines our major policies, including policies and guidelines relating to our acquisitions, leverage, financing, growth, operations and distributions to shareholders. Our board may amend or revise these and other policies and guidelines from time to time without the vote or consent of our shareholders. Accordingly, our shareholders will have limited control over changes in our policies and those changes could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our shareholders.

We will enter into an agreement with Mr. Bortz that provides him with benefits in the event his employment is terminated by us without cause, by him for good reason or under certain circumstances following a change of control of us.

The agreement that we will enter into with Mr. Bortz upon completion of this offering provides benefits under certain circumstances that could make it more difficult for us to terminate him and may prevent or deter a change of control of us that would otherwise be in the interest of our shareholders.

If we fail to implement and maintain an effective system of internal controls, we may not be able to accurately determine our financial results or prevent fraud. As a result, our shareholders could lose confidence in our financial results, which could harm our business and the value of our common shares.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We are a newly formed company that will develop financial and operational reporting and control systems. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to evaluate and report on our internal controls over financial reporting and have our independent auditors annually issue their own opinion on our internal controls over financial reporting. While we intend to undertake substantial work to prepare for compliance with Section 404, we cannot be certain that we will be successful in implementing or maintaining adequate internal controls over our financial reporting and financial processes. Furthermore, as we grow our business, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. If we or our independent auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market value of our common shares. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

Risks Related to This Offering

We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.

To qualify for taxation as a REIT, we will be required to distribute to our shareholders at least 90% of our taxable income each year for us to qualify as a REIT under the Code. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our taxable income, we will be subject to a U.S. federal corporate income tax and a U.S. federal excise tax on our undistributed taxable income. We have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be adversely affected by the risk factors described in this prospectus. Because we currently have no hotel properties and will commence operations only upon completion of this offering, we may not generate sufficient income to make distributions to our shareholders. We currently do not expect to use the net proceeds from this offering to make distributions to our shareholders. Our board of trustees has the sole discretion to determine the timing, form and amount of any distributions to our shareholders. The amount of such distributions may be limited until we have a portfolio of income-generating hotel properties. Our board of trustees will make determinations regarding distributions based upon, among other factors, our financial performance, any debt service obligations, any debt covenants, and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our shareholders are:

•	our inability to invest the net proceeds of this offering;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	unanticipated expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•	decreases in the value of our hotel properties.

As a result, no assurance can be given that we will be able to make distributions to our shareholders at any time in the future or that the level of any distributions we do make to our shareholders will increase or even be maintained over time, any of which could materially and adversely affect the market price of our common shares.

In addition, distributions that we make to our shareholders generally will be taxable to our shareholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our accumulated earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a shareholder’s investment in our common shares.

We cannot assure you that a public market for our common shares will develop.

Prior to this offering, there has not been a public market for our common shares. We intend to apply to have our common shares listed on the New York Stock Exchange, or the NYSE, under the symbol “          ”. However, we cannot assure you that a regular trading market for our common shares will develop or, if one does develop, that any such market will be sustained. In the absence of a public trading market, an investor may be unable to liquidate an investment in our common shares. The initial public offering price has been determined by us and the representatives of the underwriters. We cannot assure you that the price at which the common shares will sell in the public market after the closing of this offering will not be lower than the price at which they are sold by the underwriters.

Common shares eligible for future sale may have adverse effects on our share price.

We cannot predict the effect, if any, of future sales of common shares, or the availability of common shares for future sale, on the market price of our common shares. Sales of substantial amounts of common shares (including shares issued to our trustees and officers), or the perception that these sales could occur, may adversely affect prevailing market prices for our common shares.

Each of our trustees and officers who has received share grants has entered into lock-up agreements with respect to their common shares, restricting the sale of such person’s shares, for 180 days. The representatives, at any time, may release all or a portion of the common shares subject to the foregoing lock-up provisions. If the restrictions under such agreements are waived, the affected common shares may be available for sale into the market, which could reduce the market price for our common shares.

We also may issue from time to time additional common shares or limited partnership interests in our operating partnership in connection with the acquisition of properties and we may grant demand or piggyback registration rights in connection with these issuances. Sales of substantial amounts of our common shares or the perception that these sales could occur may adversely affect the prevailing market price for our common shares or may impair our ability to raise capital through a sale of additional equity securities.

The market price of our common shares may vary substantially.

The trading prices of equity securities issued by REITs historically have been affected by changes in market interest rates. One of the factors that may influence the price of our common shares is the annual yield from distributions on our common shares as compared to yields on other financial instruments. An increase in market interest rates, or a decrease in our distributions to shareholders, may lead prospective purchasers of our common shares to demand a higher annual yield, which could reduce the market price of our common shares.

Other factors that could affect the market price of our common shares include the following:

•	actual or anticipated variations in our quarterly results of operations;

•	changes in market valuations of companies in the hotel or real estate industries;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	fluctuations in stock market prices and volumes;

•	our issuances of common shares or other securities in the future;

•	the addition or departure of key personnel;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•	unforeseen events beyond our control, such as terrorist attacks, travel related health concerns including pandemics and epidemics such as H1N1 influenza (swine flu), avian bird flu and SARS, political instability, regional hostilities, increases in fuel prices, imposition of taxes or surcharges by regulatory authorities and travel related accidents and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes.

Future offerings of debt or equity securities ranking senior to our common shares may adversely affect the market price of our common shares.

If we decide to issue debt or equity securities in the future ranking senior to our common shares or otherwise incur indebtedness, it is possible that these securities or indebtedness will be governed by an indenture or other instrument containing covenants restricting our operating flexibility and limiting our ability to make distributions to our shareholders. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges, including with respect to distributions, more favorable than those of our common shares and may result in dilution to owners of our common shares. Because our decision to issue debt or equity securities in any future offering or otherwise incur indebtedness will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or financings, any of which could reduce the market price of our common shares and dilute the value of our common shares.

Federal Income Tax Risk Factors

Our failure to qualify, or our failure to remain qualified, as a REIT would result in higher taxes and reduced cash available for distribution to our shareholders.

We intend to elect to be taxed as a REIT for federal income tax purposes, commencing with our short taxable year beginning on the business day prior to the closing of this offering and ending December 31, 2009. However, qualification as a REIT involves the application of highly technical and complex provisions of the Code, for which only a limited number of judicial and administrative interpretations exist. Even an inadvertent or technical mistake could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis.

Moreover, new tax legislation, administrative guidance or court decisions, in each instance potentially applicable with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to shareholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our shareholders, which in turn could have an adverse impact on the value of our shares of beneficial interest. If, for any reason, we failed to qualify as a REIT and we were not entitled to relief under certain Code provisions, we would be unable to elect REIT status for the four taxable years following the year during which we ceased to so qualify which would negatively impact the value of our common shares.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our shareholders.

To qualify as a REIT, we must distribute to our shareholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined before the deduction for dividends paid and excluding any net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

•	85% of our REIT ordinary income for that year;

•	95% of our REIT capital gain net income for that year; and

•	any undistributed taxable income from prior years.

We intend to distribute our net taxable income to our shareholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that TRSs distribute their after tax net income to their parent REIT or their shareholders.

Our taxable income may substantially exceed our net income as determined based on GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money or sell properties at prices or at times that we regard as unfavorable in order to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in a particular year.

The formation of our TRS lessees increases our overall tax liability.

The TRS lessees will be subject to federal and state income tax on their taxable income, which will consist of the revenues from the hotel properties leased by the TRS lessees, net of the operating expenses for such hotel properties and rent payments to us. Accordingly, although our ownership of the TRS lessees will allow us to participate in the operating income from our hotel properties in addition to receiving rent, that operating income will be fully subject to income tax. The after-tax net income of the TRS lessees is available for distribution to us.

Our ownership of our TRS lessees will be limited and our transactions with our TRS lessees will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s-length terms.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross operating income from hotel operations pursuant to hotel management agreements. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Our TRS lessees will pay applicable federal, foreign, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed by such domestic TRS lessee to us. We anticipate that the aggregate value of the stock and securities of our TRS lessees will be less than 25% of the value of our total assets (including our TRS lessees’ stock and securities). Furthermore, we will monitor the value of our respective investments in our TRS lessees for the purpose of ensuring compliance with TRS ownership limitations. In addition, we will scrutinize all of our transactions with our TRS lessees to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% limitation discussed above or to avoid application of the 100% excise tax discussed above.

If the leases of our hotel properties to our TRS lessees are not respected as true leases for federal income tax purposes, we would fail to qualify as a REIT.

To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” Rents paid to our operating partnership by our TRS lessees pursuant to the lease of our hotel properties will constitute substantially all of our gross income. In order for such rent to qualify as “rents from real property” for purposes of the gross income tests, the leases must be respected as true leases for federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. If our leases are not respected as true leases for federal income tax purposes, we would fail to qualify as a REIT.

If our operating partnership failed to qualify as a partnership for federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences.

We believe that our operating partnership will qualify to be treated as a partnership for federal income tax purposes. As a partnership, our operating partnership will not be subject to federal income tax on its income. Instead, each of its partners, including us, will be required to pay tax on its allocable share of the operating partnership’s income. No assurance can be provided, however, that the Internal Revenue Service, or IRS, will not challenge its status as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership as a corporation for tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, cease to qualify as a REIT. Also, the failure of our operating partnership to qualify as a partnership would cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

If our hotel managers do not qualify as “eligible independent contractors,” we would fail to qualify as a REIT.

Rent paid by a lessee that is a “related party tenant” of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. We expect to lease substantially all of our hotels to our TRS lessees. So long as any TRS lessee qualifies as a TRS, it will not be treated as a “related party tenant” with respect to our properties that are managed by an independent hotel management company that qualifies as an “eligible independent contractor.” We believe that our TRSs will qualify to be treated as TRSs for federal income tax purposes, but there can be no assurance that the IRS will not challenge the status of a TRS for federal income tax purposes or that a court would not sustain such a challenge. If the IRS were successful in disqualifying any of our TRSs lessees from treatment as a TRS, it is possible that we would fail to meet the asset tests applicable to REITs and substantially all of our income would fail to qualify for the gross income tests. If we failed to meet either the asset or gross income tests, we would likely lose our REIT qualification for federal income tax purposes.

Additionally, if our hotel managers do not qualify as “eligible independent contractors,” we would fail to qualify as a REIT. Each of the hotel management companies that enters into a management contract with our TRS lessees must qualify as an “eligible independent contractor” under the REIT rules in order for the rent paid to us by our TRS lessees to be qualifying income for purposes of the REIT gross income tests. Among other requirements, in order to qualify as an eligible independent contractor a manager must not own, directly or through its shareholders, more than 35% of our outstanding shares, taking into account certain ownership attribution rules. The ownership attribution rules that apply for purposes of these 35% thresholds are complex. Although we intend to monitor ownership of our shares by our hotel managers and their owners, there can be no assurance that these ownership levels will not be exceeded.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to U.S. shareholders that are individuals, trusts and estates has been reduced by legislation to 15% (through the end of 2010). Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common shares.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See “Material Federal Income Tax Considerations — Gross Income Tests — Hedging Transactions.” As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRSs.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares of beneficial interest. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by the securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

The ability of our board of trustees to revoke our REIT qualification without shareholder approval may cause adverse consequences to our shareholders.

Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we would become subject to federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our shareholders, which may have adverse consequences on our total return to our shareholders and on the market price of our common shares.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common shares.

At any time, the federal income tax laws governing REITs or the administrative and judicial interpretations of those laws may be amended. We cannot predict when or if any new federal income tax law, regulation, or administrative and judicial interpretation, or any amendment to any existing federal income tax law, regulation or administrative or judicial interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our shareholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative and judicial interpretation.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our declaration of trust may inhibit market activity in our shares of beneficial interest and restrict our business combination opportunities.

In order to qualify as a REIT for each taxable year after 2009, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of beneficial interest at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of beneficial interest under this requirement. Additionally, at least 100 persons must beneficially own our shares of beneficial interest during at least 335 days of a taxable year for each taxable year after 2009. To help insure that we meet these tests, our declaration of trust restricts the acquisition and ownership of our shares of beneficial interest.

Our declaration of trust, with certain exceptions, authorizes our trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of trustees, our declaration of trust prohibits any person from beneficially or constructively owning more than 9.8% (measured by value or number of shares, whichever is more restrictive) of any class or series of our shares of beneficial interest. Our board of trustees may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of trustees determines that it is no longer in our best interest to continue to qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of the shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects are forward-looking by their nature.

•	our business and investment strategy;

•	our forecasted operating results;

•	completion of hotel acquisitions;

•	our ability to obtain future financing arrangements;

•	our expected leverage levels;

•	our understanding of our competition;

•	market and lodging industry trends and expectations;

•	anticipated capital expenditures; and

•	use of the net proceeds of this offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, prospects, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our common shares. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

•	the factors discussed in this prospectus, including those set forth under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business”;

•	general volatility of the capital markets and the market price of our common shares;

•	performance of the lodging industry in general;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	availability of and our ability to attract and retain qualified personnel;

•	our leverage levels;

•	our capital expenditures;

•	changes in our industry and the market in which we operate, interest rates or the general U.S. or international economy; and

•	the degree and nature of our competition.

When we use the words “will,” “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

We obtained certain data provided in this prospectus from publicly available materials published by Jones Lang LaSalle Hotels, or JLLH. The data was not prepared in connection with this offering.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $      million after deducting the underwriting discount and other estimated offering expenses. If the underwriters’ overallotment option is exercised in full, our net proceeds will be approximately $      million.

We will contribute the net proceeds of this offering to our operating partnership. Our operating partnership will invest the net proceeds of this offering in hotel properties in accordance with our investment strategy described in this prospectus and for general business purposes. Prior to the full investment of the offering proceeds in hotel properties, we intend to invest the net proceeds in interest-bearing short-term investment grade securities or money-market accounts which are consistent with our intention to qualify as a REIT. Such investments may include, for example, government and government agency certificates, certificates of deposit, interest-bearing bank deposits and mortgage loan participations. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in hotel properties. We will use approximately $      of the net proceeds to reimburse Mr. Bortz for out-of-pocket expenses he incurred in connection with the formation of our company and this offering and $1,000 to repurchase the shares he acquired in connection with the formation and initial capitalization of our company.

CAPITALIZATION

The following table sets forth:

•	our actual capitalization as of October 7, 2009;

•	our pro forma capitalization, as adjusted to give effect to the sale of our common shares in this offering, at an offering price of $ per share, not including shares subject to the underwriters’ overallotment option, and net of the underwriting discount and expenses payable by us in connection with this offering; and

•	the issuance of common shares pursuant to restricted and unrestricted share awards to our trustees and our senior executive officers.

This table should be read in conjunction with the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of October 7, 2009
		Pro Forma
	Actual	As Adjusted(1)
		(Unaudited)

Cash	$1,000	$

Shareholders’ equity

Preferred shares, $0.01 par value per share, shares authorized, no shares issued and outstanding
Common shares, $0.01 par value, 1,000 shares authorized, 1,000 shares issued and outstanding; shares issued and outstanding, as adjusted(1)	10
Additional paid-in capital	990
Total shareholders’ equity

Total capitalization	$1,000

(1)	The as adjusted amounts do not include common shares issuable upon exercise of the underwriters’ overallotment option to purchase up to an additional common shares at the public offering price less the underwriting discount within 30 days after the date of this prospectus. The as adjusted amounts also do not include common shares reserved for awards under our 2009 Equity Incentive Plan but not yet granted.

OUR DISTRIBUTION POLICY

We intend over time to make regular quarterly distributions to holders of our common shares. However, until we invest a substantial portion of the net proceeds of this offering in hotel properties, we expect our quarterly distributions will be nominal. In order to qualify for taxation as a REIT, we intend to make annual distributions to our shareholders of an amount at least equal to:

(i) 90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain); plus

(ii) 90% of the excess of our after-tax net income, if any, from foreclosure property over the tax imposed on such income by the Code; less

(iii) the sum of certain items of non-cash income.

Generally, we expect to distribute 100% of our REIT taxable income so as to avoid the excise tax on underestimated REIT taxable income. However, we cannot assure you as to when we will begin to generate sufficient cash flow to make distributions to our shareholders or our ability to sustain those distributions.

See the section entitled “Material Federal Income Tax Considerations” below.

Distributions will be authorized by our board of trustees and declared by us based upon a variety of factors, including:

•	actual results of operations;

•	the timing of the investment of the net proceeds of this offering;

•	any debt service requirements;

•	capital expenditure requirements for our properties;

•	our taxable income;

•	the annual distribution requirement under the REIT provisions of the Code;

•	our operating expenses; and

•	other factors that our board of trustees may deem relevant.

Our ability to pay distributions to our shareholders will depend, in part, upon our receipt of distributions from our operating partnership, which will depend upon receipt of rent payments from our TRS lessees and the management of our hotels by the third-party hotel management companies that our TRS lessees will engage to operate our hotels. Distributions to our shareholders generally will be taxable to our shareholders as ordinary income; however, because a significant portion of our investments will be equity ownership interests in hotel properties, which will generate depreciation and other non-cash charges against our income, a portion of our distributions may constitute a tax-free return of capital. To the extent not inconsistent with maintaining our qualification as a REIT, we may retain any earnings that accumulate in our TRSs.

OUR BUSINESS

Our Company

We are an internally managed hotel investment company recently organized to acquire and invest in hotel properties located primarily in the 20 largest United States cities, with an emphasis on the major coastal markets. In addition, we may invest in resort properties located near our primary urban target markets, as well as in select, unique destination markets. We intend to focus on full-service hotel properties in the “upper upscale” segment of the lodging industry as defined by Smith Travel Research, Inc. In addition, we may seek to acquire branded, upscale, select-service properties in our primary urban target markets. We believe that these investments can produce attractive risk-adjusted returns because we expect (i) to acquire properties at cyclically low prices in the current economic and financing environment and (ii) the properties we purchase will benefit from increasing business and leisure travel as the economy improves. We currently do not own any hotel properties and have no properties under contract. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes.

We believe that the current market environment will present a significant number of attractive investment opportunities and that our management team has the experience and expertise necessary to acquire a high quality portfolio of hotel properties. Our management team is led by Jon E. Bortz, the founder and former Chairman of the Board of Trustees and Chief Executive Officer of LaSalle Hotel Properties, a NYSE-listed hotel REIT. Prior to that, he founded and led Jones Lang LaSalle’s Hotel Investment Group. Mr. Bortz has 28 years of lodging and real estate experience, having overseen more than $2.5 billion of lodging-related transactions.

Upon completion of this offering, we will have approximately $      million to invest in hotel properties and we will have no outstanding indebtedness. Accordingly, we believe we will be well-positioned to take advantage of attractive investment opportunities that we expect will be available in the lodging industry.

Market Opportunity

The U.S. hotel industry has experienced substantial declines in fundamentals as a result of the global economic recession and its adverse impact on business and leisure travel. We believe that the significant number of hotel properties experiencing substantial declines in operating cash flow, coupled with the challenged credit markets, near-term debt maturities and, in some instances, covenant defaults relating to outstanding indebtedness, will present attractive investment opportunities in the lodging industry. Accordingly, we believe the following factors will provide well-capitalized investors, such as our company, the opportunity to acquire high-quality hotel properties at prices significantly below replacement cost, with substantial appreciation potential as the U.S. economy recovers from the current recession:

•	Significant Debt Defaults. Cash flow at many hotel properties has declined or will likely decline to levels that are inadequate to support required debt service payments or that violate applicable covenants. Real Capital Analytics estimates the aggregate value of hotel properties in distress (which includes default, deed-in-lieu, forced sales, foreclosure or bankruptcy) at approximately $18 billion, including over 1,000 hotels, as of June 30, 2009. We believe many of these hotel properties will be sold by lenders after foreclosure, while in receivership or in cooperation with the borrower. The following chart shows the increasing delinquency rates and amounts of hotel CMBS since November 2008.

Hotel CMBS Delinquency Rates and Amounts

Source: Standard & Poor’s North American CMBS Monthly Snapshot

•	Maturity Defaults and Lack of Available Financing. According to Standard & Poor’s, hotel-related CMBS with an aggregate principal amount of approximately $21 billion are scheduled to mature over the next three years, as shown in the chart below. In the current recessionary environment, traditional lending sources, such as banks, insurance companies and pension funds have adopted more conservative lending policies and have materially decreased new lending commitments to hotel properties. We believe the current and projected cash flows at many hotel properties, when coupled with more conservative lending policies, will only support mortgage financing that is significantly less than the amounts currently borrowed against such properties. As a result, we expect many owners of hotel properties will be unable to refinance maturing debt without significant additional equity investment, which may result in sales or foreclosures.

Hotel CMBS Fixed-Rate and Floating-Rate Final Maturities

Source: Standard & Poor’s “CMBS Lodging Performance Will Reflect Segments And Markets”

•	Under-Capitalized Owners. Maintaining a hotel’s physical condition at the levels required by major hotel brands often requires significant capital investment. This is particularly true for hotels in urban markets and in the upper upscale segment of the lodging industry, where we intend to focus our investment activity. We believe cash flow after debt service at many hotel properties may be insufficient to fund necessary capital expenditures and their owners may face capital investment demands that could require additional equity investments. We believe some hotel owners will be unable or unwilling to make the required equity investments and may choose or be compelled to sell their hotels.

Transaction Landscape

The aggregate value of sale transactions involving U.S. hotels with a purchase price of $10 million or more decreased by approximately 81%, from approximately $45 billion in 2007 to approximately $8.5 billion in 2008, and declined further to approximately $1.2 billion in the first six months of 2009, as shown in the chart below. This decrease followed a dramatic increase in transaction volume from 2004 through 2007, during which period attractive financing was widely available and lodging industry fundamentals were generally favorable. In 2008, as the capital markets collapsed and the economy declined significantly, availability of commercial real estate financing generally, and financing for hotel properties in particular, decreased dramatically. Traditional lending sources, such as banks, insurance companies and pension funds adopted more conservative lending policies and have materially decreased new lending commitments to hotel properties. The hotel CMBS market, once a large contributor to the availability of attractive debt financing, effectively closed in 2008 and has yet to reopen. Potential buyers of hotels have found it increasingly difficult to procure debt financing and thus both the number of bids for properties and the value of the bids themselves have decreased. As the price buyers are willing to pay for hotels has decreased, we believe many hotel owners have become reluctant to sell unless forced to do so.

We believe a number of factors, including significant debt defaults, maturity defaults and lack of available financing and under-capitalized owners, described above, will increase pressure on certain hotel owners to sell properties at prices that we believe are attractive and that transaction volumes will increase over the next several years. We expect that well-capitalized buyers, such as our company, with access to equity capital and the ability to use low leverage, will have opportunities to acquire high-quality hotel properties at historically attractive prices.

U.S. Hotel Transaction Volume (1995 — June 30, 2009)
(Transactions $10 million and above)

Source: JLLH (1995 - 2008), Real Capital Analytics (1H 2009)

Industry Overview

Since August 2008, the U.S. lodging industry has experienced substantial declines in fundamentals as a result of the global recession and its adverse impact on business and leisure travel. Lodging demand decreased on a year-over-year basis in 2008 and year-to-date in 2009, while supply has risen as hotel properties that were under development before the financial crisis continue to be completed. As a result of falling demand, increasing supply and deteriorating average rates, RevPAR decreased over the same periods and is expected to decrease by 17.4% in 2009 and 2.4% in 2010, according to JLLH.

As a result of the financial distress, lack of financing, severe recession and declining operating fundamentals over the past two years, many previously planned new hotel developments have been abandoned and the number of rooms under construction and in planning has declined and is expected to decline further over the next several years. Accordingly, new room supply growth is projected by JLLH to be just 1.0% in 2010, 0.5% in 2011 and 1.2% in 2012, significantly below the 2.1% annual average from 1988 to 2008. We believe this below-average projected supply growth is due to scarcity of financing for hotel properties and operating fundamentals that do not generate adequate returns on the cost of new hotel construction. We believe that declining new room supply growth will create an environment favorable for future increases in hotel occupancy, ADR and RevPAR.

Industry Fundamentals

The U.S. hotel industry has experienced 13 consecutive months of RevPAR declines since August 2008, principally as a result of the declining economic environment, rising unemployment and an overall reduction in business and leisure travel. According to JLLH forecasts, the projected RevPAR decline in 2009 is expected to surpass the aggregate percentage declines for the periods following the 1990-91 recession and the recession surrounding the September 11, 2001 terrorist attacks, which are considered two of the worst periods in the modern history of the U.S. lodging industry. Specifically, JLLH projects RevPAR will decline 17.4% in 2009 and an additional 2.4% in 2010. JLLH projects RevPAR growth will turn positive in 2011 through 2013, growing by 7.3%, 9.9%, and 9.0%, respectively, similar to the above-average periods of RevPAR growth that followed the 1990-1991 and 2001-2002 industry downturns.

U.S. Hotel Industry — Annual Historical and Projected
Change in RevPAR, Room Demand and Room Supply

Source: Smith Travel Research (1988 - 2008), JLLH (2009E - 2013E)

Historically, RevPAR has experienced periods of above-average growth following industry downturns. In addition, as shown in the charts below, the urban and upper upscale sectors, in which we intend to focus our investments, have outperformed the broader U.S. hotel industry in RevPAR growth over the last 21 years, with average annual RevPAR growth of 4.3% and 3.4%, respectively, as compared to the overall lodging industry average of 3.2%. During the four-year period following the 1990-1991 recession, the overall hotel industry achieved average annual RevPAR growth of 5.2%, while upper upscale and urban hotels each experienced average annual RevPAR growth of 7.1%. A similar trend followed the 2001-2002 downturn, when the overall lodging industry experienced average annual RevPAR growth of 7.5%, while upper upscale and urban sectors achieved average annual RevPAR growth of 7.6% and 10.2%, respectively. We believe that the recent lodging industry downturn will allow us to acquire hotels at attractive prices and that increases in RevPAR for urban and upper upscale properties are likely to outperform the broader U.S. hotel industry.

U.S. Hotels and U.S. Urban Hotels RevPAR Growth Comparison

Source: Smith Travel Research

U.S. Hotels and U.S. Upper Upscale Hotels RevPAR Growth Comparison

Source: Smith Travel Research

Demand Overview

According to Smith Travel Research, hotel occupancy in the United States was 56.6% year-to-date through August 31, 2009, the lowest level in the last 21 years and well below the industry average of 62.7% for that period, as shown in the chart below.

U.S. Hotel Industry Annual Occupancy Rate

Source: Smith Travel Research (1988 - 2008), JLLH (2009E - 2010E)

Historical growth in hotel room demand, as measured by rooms sold, has trended with growth in U.S. GDP, as shown in the chart below. U.S. GDP is expected to stabilize and grow in 2010, which we believe will drive growth in hotel room demand, as it has historically.

Annual Percentage Change in U.S. Hotel Room Demand Growth vs. U.S. GDP Growth

Source:	Smith Travel Research and U.S. Department of Commerce (1988 - 2008), JLLH and International Monetary Fund (2009E - 2010E)

Supply Overview

We believe that while the recent decline in lodging fundamentals is primarily a result of a significant decline in demand, room supply also has been an important factor in lodging cycles. Historically, following economic and hotel industry downturns, increases in supply of hotel rooms typically lag increases in demand for hotel rooms for several years because of the lead time necessary to develop and construct new hotels. As shown in the chart below, according to Smith Travel Research, average annual growth in supply of hotel rooms for the five-year period 1991 through 1995 and for the six-year period 2002 through 2007 was significantly below the 21-year historical average of 2.1%.

Lodging Supply vs. Demand

Source: Smith Travel Research (through August 31, 2009)

Given the significant declines in RevPAR over the last 13 months, hotel profit levels have decreased significantly. We believe that in most markets today, current hotel level profitability is significantly below levels that economically justify construction of new hotel rooms, particularly as development and construction debt and equity financing have become far less available. As a result, previously planned hotel developments have been abandoned and the number of rooms under construction and in planning has declined and is likely to continue to decline over the next several years. According to JLLH, new room supply growth is projected to be only 1.0% in 2010, 0.5% in 2011 and 1.2% in 2012. We believe growth in new room supply will likely remain significantly below its historical annual average of 2.1% through at least 2012 due to the lack of economic feasibility of new construction, scarcity of financing and a reduced appetite for risk following the current recession.

Competitive Strengths

We expect the following factors will benefit our company as we implement our business strategy:

•	Experienced Leadership. Our senior executive management team is led by Jon E. Bortz, who has a proven track record and substantial experience in the hotel industry. Mr. Bortz has 28 years of lodging and real estate experience, including expertise in hotel and resort property acquisitions, divestitures, repositioning, redevelopment, asset management, branding and financing. Our company represents Mr. Bortz’s third lodging investment vehicle and his second publicly listed venture. He most recently served as Chief Executive Officer of LaSalle Hotel Properties, an internally managed, NYSE-listed hotel REIT, from its inception in April 1998 and as the

Chairman of its Board of Trustees from January 2001 until his retirement in September 2009. Prior to LaSalle Hotel Properties, Mr. Bortz founded and led Jones Lang LaSalle’s Hotel Investment Group, which acquired 15 hotels over his four-year tenure as its President. Through his past professional experiences, Mr. Bortz has developed strong relationships with hotel owners, management companies, brand companies, brokers, lenders and institutional investors.

•	Proven Acquirer with Strong Track Record of Growth. Throughout his career, Mr. Bortz has demonstrated the ability to acquire, redevelop and reposition hotel properties. During Mr. Bortz’s tenure as Chief Executive Officer of LaSalle Hotel Properties, he led transactions totaling $2.5 billion in asset value. During this period, LaSalle Hotel Properties’ portfolio increased from 10 hotel properties at the time of its initial public offering in April 1998 to 31 properties with over 8,400 rooms at the time of Mr. Bortz’s retirement in September 2009. In aggregate, Mr. Bortz oversaw the acquisition of 42 hotel and resort properties during his leadership tenure at LaSalle Hotel Properties and Jones Lang LaSalle’s Hotel Investment Group. Mr. Bortz also established a strong capital sourcing network while at LaSalle Hotel Properties, overseeing that company’s raising of more than $3.0 billion of debt and equity capital to finance its significant growth over the past 11 years.

•	Focused Property Investment Strategy. We intend to invest primarily in upper upscale, full-service, branded and independent hotels across the 20 largest U.S. cities, with an emphasis on the major coastal markets, where we believe convention and business room night demand will experience the most robust recovery as the U.S. economy improves. In addition, we expect to acquire resort properties located near our primary urban target markets as well as in select, unique destination markets. We may also invest in branded, upscale, select-service hotels in premium urban locations in these 20 cities. Within these markets, we intend to establish a diversified customer base by investing in urban, resort and convention hotels, each of which typically has a different mix of business transient, leisure transient and group and convention customers, all of which follow different demand trends.

•	Flexible and Diversified Operating Strategy with No Legacy Issues. Upon completion of this offering, we expect to have approximately $ million available for investment without the burden and distraction of any legacy operating or leverage issues. Since we are not affiliated with any hotel management company and have no contractual obligations to any particular hotel manager, we plan to retain multiple branded and independent third-party hotel management companies to operate our hotels, based on our assessment of the operator most beneficial for each property. We believe this strategy of retaining multiple hotel managers will assist us in identifying best practices that we will implement across our portfolio, as appropriate. Further, we generally intend to enter into flexible management contracts with third-party hotel management companies for the operation of our hotels that will provide us with the ability to replace operators and/or reposition properties, to the extent that we determine to do so, and will align our operators with our objective of generating the highest return on investment. In addition, we believe that flexible management contracts facilitate the sale of hotels, and we may seek to opportunistically sell hotels if we believe sales proceeds may be invested in hotel properties that offer more attractive risk-return profiles.

•	Intensive Asset Management. We intend to employ a dedicated and experienced asset management team to proactively manage our third-party hotel management companies in order to improve operational performance and maximize our return on investment. Although we will not operate our hotel properties, both our asset managers and our executive management team will actively participate with our hotel managers in all aspects of our hotels’ operations, including property positioning and repositioning, operations analysis, physical design, renovation and capital improvements, guest experience and overall strategic direction. Through these initiatives, we will seek to improve property efficiencies, lower costs, maximize revenues, and enhance property operating margins. We also anticipate implementing certain value-added strategies, such as changing operators, re-branding and de-flagging, when appropriate.

•	Prudent Capital Structure. We expect to maintain a low-leverage capital structure and intend to limit the sum of the outstanding principal amount of our consolidated indebtedness and the liquidation preference of any outstanding preferred shares to not more than 4.5x our EBITDA for the 12-month period preceding the incurrence of such debt or the issuance of such preferred shares. Our board of trustees may modify or eliminate this limitation at any time without the approval of our shareholders.

Business Strategy and Investment Criteria

We intend to invest in hotel properties located primarily in the 20 largest U.S. cities, with an emphasis on the major coastal markets. In addition, we may invest in resort properties located near our primary urban target markets, as well as in select, unique destination markets. We intend to focus on both branded and independent full-service hotels in the “upper upscale” segment of the lodging industry as defined by Smith Travel Research, based on average daily rates. In addition, we may seek to acquire branded, upscale, select-service hotels in our primary urban target markets. The full-service hotels on which we intend to focus our investment activity generally will have restaurant, lounge and meeting facilities and other amenities, as well as high service levels. The select-service hotels in which we may invest generally will not have comprehensive business meeting or banquet facilities and will have limited food and beverage outlets. We believe our target markets are characterized by high barriers to entry and that long-term room night demand and rate growth of these types of hotels will likely continue to outperform the national average, as they have historically.

We will utilize extensive research to evaluate any target market and property, including a detailed review of the long-term economic outlook, trends in local demand generators, competitive environment, property systems and physical condition, and property financial performance. Specific acquisition criteria may include, but are not limited to, the following:

•	premier locations, facilities and other competitive advantages not easily replicated;

•	significant barriers to entry in the market, such as scarcity of development sites, regulatory hurdles, high per room development costs and long lead times for new development;

•	acquisition price at a significant discount to replacement cost;

•	properties not subject to long-term management contracts with hotel management companies;

•	potential return on investment initiatives, including redevelopment, rebranding, redesign, expansion and change of management;

•	opportunities to implement value-added operational improvements; and

•	strong demand growth characteristics supported by favorable demographic indicators.

We believe that as the U.S. economy begins to stabilize and generate positive GDP growth, upper upscale full-service hotels and resorts and upscale select-service hotels located in major U.S. urban, convention and drive-to and destination resort markets are likely to generate the most favorable returns on investment in the lodging industry. Hotel developers’ inability to source construction financing over the past 18 to 24 months, and likely for the foreseeable future, creates an environment in which minimal new lodging supply is expected to be added through at least 2012. We believe that as transient and group travel rebounds, existing supply will accommodate incremental room night demand allowing hotel owners to grow occupancy and ultimately increase rates, thereby improving profitability. We believe that portfolio diversification will allow us to capitalize from growth in various customer segments including business transient, leisure transient, and group and convention room night demand.

We generally intend to enter into flexible management contracts with third-party hotel management companies for the operation of our hotels that will provide us with the ability to replace operators and/or reposition properties, to the extent that we determine to do so, and will align our operators with our objective of generating the highest return on investment. In addition, we believe that flexible management contracts facilitate the sale of hotels, and we may seek to opportunistically sell hotels if we believe sales proceeds may be invested in hotel properties that offer more attractive risk-adjusted returns.

Initially, we do not intend to engage in significant development or redevelopment of hotel properties. However, we do expect to engage in partial redevelopment and repositioning of certain properties, as we seek to maximize the financial performance of the hotels that we acquire. In addition, we may acquire properties that require significant capital improvement, renovation or refurbishment. Over the long-term, we may acquire hotel and resort properties that we believe would benefit from significant redevelopment or expansion, including, for example, adding rooms, meeting facilities or other amenities.

We may consider acquiring outstanding debt secured by a hotel or resort property from lenders and investors if we believe we can foreclose on or acquire ownership of the property in the near-term. We do not intend to originate any debt financing or purchase any debt where we do not expect to gain ownership of the underlying property.

Financing Strategies

We expect to maintain a low-leverage capital structure and intend to limit the sum of the outstanding principal amount of our consolidated indebtedness and the liquidation preference of any outstanding preferred shares to not more than 4.5x our EBITDA for the 12-month period preceding the incurrence of such debt or the issuance of such preferred shares. Over time, we intend to finance our long-term growth with common and preferred equity issuances and debt financing having staggered maturities. Our debt may include mortgage debt secured by our hotel properties and unsecured debt.

We anticipate arranging and utilizing a revolving credit facility to fund future acquisitions (following investment of the net proceeds of this offering), as well as for property redevelopments, return on investment initiatives and working capital requirements. We intend to repay amounts outstanding under any such credit facility from time to time with periodic common and preferred equity issuances, long-term debt financings and cash flows from operations. No assurance can be given that we will be able to obtain a credit facility.

When purchasing hotel properties, we may issue limited partnership interests in our operating partnership as full or partial consideration to sellers who may desire to take advantage of tax deferral on the sale of a hotel or participate in the potential appreciation in value of our common shares.

Competition

We expect to compete for hotel investment opportunities with institutional investors, private equity investors, other REITs and numerous local, regional and national owners, including franchisors, in each of our target markets. Some of these entities may have substantially greater financial resources than we do and may be able and willing to accept more risk than we can prudently manage. Competition generally may increase the bargaining power of property owners seeking to sell and reduce the number of suitable investment opportunities offered to us or purchased by us.

The hotel industry is highly competitive. Hotels we acquire will compete with other hotels for guests in our markets. Competitive factors include location, convenience, brand affiliation, room rates, range of services, facilities and guest amenities or accommodations offered and quality of guest service. Competition in the markets in which our hotels will operate will include competition from existing, newly renovated and newly developed hotels in the relevant segments. Competition can adversely affect the occupancy, ADR and RevPAR of our hotels, and thus our financial results, and may require us to provide additional amenities, incur additional costs or make capital improvements that we otherwise might not choose to make, which may adversely affect our profitability.

Environmental Matters

The hotel properties that we acquire will be subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require us, as owner of a contaminated property, to clean up the property, even if we did not know of or were not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated, and therefore it is possible we could incur these costs even after we sell some of the properties we acquire. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow using the property as collateral or to sell the property. Under the environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, such as a landfill or an incinerator, pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment.

Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to recover damages if he or she suffers injury from the asbestos. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. An example would be laws that require a business using chemicals (such as swimming pool chemicals at a hotel property) to manage them carefully and to notify local officials that the chemicals are being used.

We could be responsible for any of the costs discussed above. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could adversely affect the funds available for distribution to our shareholders. We expect to obtain “Phase I environmental site assessments,” or ESAs, on each hotel property prior to acquiring it. However, these ESAs may not reveal all environmental costs that might have a material adverse effect on our business, assets, results of operations or liquidity and may not identify all potential environmental liabilities.

As a result, we may become subject to material environmental liabilities of which we are unaware. We can make no assurances that (1) future laws or regulations will not impose material environmental liabilities on us, or (2) the environmental condition of our hotel properties will not be affected by the condition of the properties in the vicinity of our hotel properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

Legal Proceedings

We are not involved in any material litigation nor, to our knowledge, is any material litigation threatened against us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We are an internally managed hotel investment company, recently organized to acquire and invest in hotel properties located primarily in the 20 largest United States cities, with an emphasis on the major coastal markets. As a newly formed company with no business activity to date, we have no operating history and only nominal assets, consisting only of cash contributed in connection with our formation. See “Capitalization.” We intend to elect and qualify to be taxed as a REIT for federal income tax purposes, commencing with our short taxable year ending December 31, 2009.

For us to qualify as a REIT under the Code, we cannot operate the hotels we acquire. Therefore, our operating partnership and its subsidiaries will lease our hotel properties to our TRS lessees, who will in turn engage eligible independent contractors to manage our hotels. Each of these lessees will be treated as a TRS for federal income tax purposes and will be consolidated into our financial statements for accounting purposes. However, since both our operating partnership and our TRS lessees are controlled by us, our principal source of funds on a consolidated basis will be from the operations of our hotels. The earnings of our TRS lessees will be subject to taxation like other regular C corporations, which will reduce our funds from operations and the cash otherwise available for distribution to our shareholders.

Liquidity and Capital Resources

We intend to limit the sum of the outstanding principal amount of our consolidated indebtedness and the liquidation preference of any outstanding preferred shares to not more than 4.5x our EBITDA for the 12-month period preceding the incurrence of such debt or the issuance of such preferred shares. Compliance with this limitation will be judged at the time debt is incurred, and a subsequent decrease in EBITDA will not require us to repay debt. Our board of trustees may modify or eliminate this limitation at any time without the approval of our shareholders. Upon completion of this offering, we expect to have approximately $      million in cash available to fund investments in hotel properties. We have no agreement to invest in any hotel properties. There can be no assurance that we will make any investments in any other properties that meet our investment criteria.

We expect to meet our short-term liquidity requirements generally through net cash provided by operations, existing cash balances and, if necessary, short-term borrowings under an anticipated revolving credit facility. We believe that our net cash provided by operations will be adequate to fund operating requirements, pay interest on any borrowings and fund dividends in accordance with the REIT requirements of the federal income tax laws. We expect to meet our long-term liquidity requirements, such as hotel property acquisitions through the cash we will have available upon completion of this offering and borrowings and expect to fund other investments in hotel properties and scheduled debt maturities through long-term secured and unsecured borrowings and the issuance of additional equity or debt securities.

We also anticipate arranging and utilizing a revolving credit facility to fund future acquisitions (following investment of the net proceeds of this offering), as well as for property redevelopments, return on investment initiatives and working capital requirements. We intend to repay indebtedness incurred under our credit facility from time to time out of cash flow and from the net proceeds of issuances of additional equity and debt securities. No assurances can be given that we will obtain such credit facility or if we do what the amount and terms will be. Our failure to obtain such a facility on favorable terms could adversely impact our ability to execute our business strategy. In the future, we may seek to increase the amount of our credit facility, negotiate additional credit facilities or issue corporate debt instruments. Any debt incurred or issued by us may be secured or unsecured, long-term or short-term, fixed or variable interest rate and may be subject to such other terms as we deem prudent.

We intend to invest in hotel properties only as suitable opportunities arise. In the near-term, we intend to fund future investments in properties with the net proceeds of this offering. Longer term, we intend to finance our investments with the net proceeds from additional issuances of common shares, issuances of units of limited partnership interest in our operating partnership or other securities or borrowings. The success of our acquisition strategy may depend, in part, on our ability to access additional capital through issuances of equity securities. There can be no assurance that we will make any investments in any properties that meet our investment criteria.

Quantitative and Qualitative Disclosure About Market Risk

Inflation

Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. However, competitive pressures may limit the ability of our management companies to raise room rates.

Seasonality

Depending on a hotel’s location and market, operations for the hotel may be seasonal in nature. This seasonality can be expected to cause fluctuations in our quarterly operating profits. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, we expect to utilize cash on hand or borrowings under our anticipated revolving credit facility to make distributions to our equity holders.

Critical Accounting Policies

Below is a discussion of the accounting policies that we believe will be critical once we commence operations. We consider these policies critical because they require estimates about matters that are inherently uncertain, involve various assumptions and require significant management judgment, and because they are important for understanding and evaluating our reported financial results. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Applying different estimates or assumptions may result in materially different amounts reported in our financial statements.

Hotel Properties

Acquisitions and Property Improvements

Upon acquisition, we allocate the purchase price based on the fair value of the acquired land, building, furniture, fixtures and equipment, identifiable intangible assets, other assets and assumed liabilities. Identifiable intangible assets typically arise from contractual arrangements. We determine the acquisition-date fair values of all assets and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. Acquisition costs are expensed as incurred.

Hotel renovations and/or replacements of assets that improve or extend the life of the asset are capitalized and depreciated over their estimated useful lives. Furniture, fixtures and equipment under capital leases are carried at the present value of the minimum lease payments.

Repair and maintenance costs are charged to expense as incurred.

Depreciation and Amortization

Hotel properties are carried at cost and depreciated using the straight-line method over an estimated useful life of 25 to 40 years for buildings and one to 10 years for furniture, fixtures and equipment. Intangible assets arising from contractual arrangements are typically amortized over the life of the contract.

We are required to make subjective assessments as to the useful lives and classification of its properties for purposes of determining the amount of depreciation expense to reflect each year with respect to the assets. These assessments may impact our results of operations.

Impairment

We monitor events and changes in circumstances for indicators that the carrying value of the hotel and related assets may be impaired. We will prepare an estimate of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment is made to the carrying value of the hotel to reflect the hotel at fair value. These assessments may impact the results of our operations.

A hotel is considered held for sale when a contract for sale is entered into, a substantial, non-refundable deposit has been committed by the purchaser, and sale is expected to close.

Revenue Recognition

Revenue consists of amounts derived from hotel operations, including the sales of rooms, food and beverage, and other ancillary amenities. Revenue is recognized when rooms are occupied and services have been rendered. These revenue sources are affected by conditions impacting the travel and hospitality industry as well as competition from other hotels and businesses in similar markets.

Share-Based Compensation

We have adopted an equity incentive plan that provides for the grant of common share options, share awards, share appreciation rights, performance units and other equity-based awards. Equity-based compensation is recognized as an expense in the financial statements and measured at the fair value of the award on the date of grant. The amount of the expense may be subject to adjustment in future periods depending on the specific characteristics of the equity-based award and the application of the accounting guidance.

Income Taxes

We intend to elect to be taxed as a REIT under the Code and intend to operate as such beginning with our taxable year ending December 31, 2009. We expect to have little or no taxable income prior to electing REIT status. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to shareholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

Recently Issued Accounting Standards

In May 2009, the Financial Accounting Standards Board (“FASB”) issued an accounting standard that establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. It also requires public entities to evaluate subsequent events through the date that the financial statements are issued. While we are evaluating the effect of this accounting standard, the adoption of this standard did not have a material impact on our financial statements.

In June 2009, the FASB issued an accounting standard that requires enterprises to perform a more qualitative approach to determining whether or not a variable interest entity will need to be consolidated. This evaluation will be based on an enterprise’s ability to direct and influence the activities of a variable interest entity that most significantly impact its economic performance. It requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This accounting standard is effective for fiscal years beginning after November 15, 2009. Early adoption is not permitted. While we are evaluating the effect of this accounting standard, we currently believe that the adoption of this standard will not have a material impact on our financial statements.

In June 2009, the FASB issued an accounting standard that made the FASB Accounting Standards Codification (the “Codification”) the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. This accounting standard is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Following the issuance of this accounting standard, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates. The Board will not consider Accounting Standards Updates as authoritative in their own right. Accounting Standards Updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification. While we are evaluating the effect of this accounting standard, we currently believe that the adoption of this standard will not have a material impact on our financial statements.

OUR MANAGEMENT

Trustees and Executive Officers

Currently, Mr. Bortz serves as our sole executive officer and trustee. Following completion of this offering, our executive management team will consist of professionals with extensive experience in hotel acquisitions, hotel property asset management, accounting and finance. Upon completion of this offering, our board of trustees will consist of           members. Certain information regarding our sole executive officer and trustee is set forth below.

Name	Age	Position

Jon E. Bortz	52	President, Chief Executive Officer and Trustee

Jon E. Bortz.  Mr. Bortz served as President, Chief Executive Officer and a Trustee of LaSalle Hotel Properties from its formation in April 1998 until his retirement in September 2009. In addition, Mr. Bortz served as Chairman of LaSalle Hotel Properties’ Board of Trustees from January 1, 2001, until his retirement. Under his leadership, LaSalle Hotel Properties focused on investing in upscale and luxury full-service hotels located in urban, resort, and convention markets and grew to 31 upscale and luxury full-service hotels and resorts, with over 8,400 guestrooms in 14 markets in 11 states and the District of Columbia.

Prior to forming LaSalle Hotel Properties, Mr. Bortz founded the Hotel Investment Group of Jones Lang LaSalle Incorporated in January 1994 and as its President oversaw all of Jones Lang LaSalle’s hotel investment and development activities. From January 1995 to April 1998, as Managing Director of Jones Lang LaSalle’s Investment Advisory Division, he was also responsible for certain East Coast development projects, including the redevelopment of Grand Central Terminal in New York City. From January 1990 to 1995, he was a Senior Vice President of Jones Lang LaSalle’s Investment Division, with responsibility for East Coast development projects and workouts, including the redevelopment of Union Station in Washington, D.C. Mr. Bortz joined Jones Lang LaSalle in 1981. He is a former member of the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts, and serves on the board of trustees of Federal Realty Investment Trust and the board of directors of Metropark USA, Inc. Mr. Bortz holds a B.S. in Economics from The Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

Board Committees

Upon completion of this offering, our board of trustees will appoint an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee, and will adopt charters for each of these committees. Under these charters, the composition of each committee will be required to comply with the listing standards and other rules and regulations of the NYSE as amended or modified from time to time. Initially, each of these committees will have three trustees and will be composed exclusively of independent trustees, as defined by the listing standards of the NYSE then in effect.

Audit Committee

Our board of trustees will establish an Audit Committee, which will consist of           (Chairman),           and          . The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls.          , an independent trustee, will chair our Audit Committee and will be our audit committee financial expert as that term is defined by the Securities and Exchange Commission, or the SEC.

Compensation Committee

Our board of trustees will establish a Compensation Committee, which will consist of           (Chairman),           and          . The Compensation Committee will determine compensation for our executive officers, administer our share plan, produce an annual report on executive compensation for inclusion in our annual meeting proxy statement and publish an annual committee report for our shareholders.

Nominating and Corporate Governance Committee

Our board of trustees will establish a Nominating and Corporate Governance Committee, which will consist of           (Chairman),           and          . The Nominating and Corporate Governance Committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at the annual meeting. It also will periodically prepare and submit to the board for adoption the committee’s selection criteria for trustee nominees. It will review and make recommendations on matters involving general operation of the board and our corporate governance, and it annually recommends to the board nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of the board of trustees’ performance as a whole and of the committees and individual trustees and reports thereon to the board.

Code of Ethics

We have adopted a corporate code of ethics relating to the conduct of our business by our employees, officers and trustees. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the U.S. Specifically, our code of ethics prohibits payments, directly or indirectly, to any foreign official seeking to influence such official or otherwise obtain an improper advantage for our business.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and none of our employees participates on the Compensation Committee.

Trustee Compensation

Each of our independent trustees who does not serve as the chairman of one of our committees will be paid a trustee’s fee of $      per year. Each trustee who serves as a committee chairman, other than our Audit Committee chairman, will be paid a trustee’s fee of $     . The trustee who serves as our Audit Committee chairman will be paid a trustee’s fee of $     . Trustees’ fees will be paid one-half in cash and one-half in our common shares although each trustee may elect to receive up to all of his trustee fees in the form of our common shares. Trustees who are employees will receive no additional compensation as trustees. In addition, we will reimburse all trustees for reasonable out-of-pocket expenses incurred in connection with their services on the board of trustees.

Each of our trustees who is not an employee will receive an initial grant of      restricted common shares concurrent with completion of this offering.

Compensation Discussion and Analysis

We expect to pay base salaries and annual bonuses and make grants of awards under our 2009 Equity Incentive Plan to certain of our officers, effective upon completion of the offering. The initial awards under our 2009 Equity Incentive Plan will be granted to provide performance and retention incentives to these individuals and to recognize such individuals’ efforts on our behalf in connection with our formation and this offering. Our board of trustees and our Compensation Committee have not yet adopted compensation policies with respect to, among other things, setting base salaries, awarding bonuses or making future grants of equity awards to our executive officers. We anticipate that such determinations will be made by our Compensation Committee based on factors such as the desire to retain such officer’s services over the long-term, aligning such officer’s interest with those of our shareholders, incentivizing such officer over the near-, medium- and long-term, and rewarding such officer for exceptional performance. In addition, our Compensation Committee may determine to make awards to new executive officers to help attract them to our company.

Executive Compensation

Set forth below are the initial annual cash compensation and equity awards to be granted to our President and Chief Executive Officer and our four other most highly compensated executive officers commencing upon completion of this offering:

Summary Compensation Table

Change in
Pension
Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
		Base		Share	Option	Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total

Jon E. Bortz, President and Chief Executive Officer		$	$

2009 Equity Incentive Plan

Our board of trustees has adopted, and our sole shareholder has approved, our 2009 Equity Incentive Plan to attract and retain independent trustees, executive officers and other key employees and service providers, including officers and employees of our affiliates. The 2009 Equity Incentive Plan provides for the grant of options to purchase common shares, share awards, share appreciation rights, performance units and other equity-based awards.

Administration of the 2009 Equity Incentive Plan

The 2009 Equity Incentive Plan will be administered by our Compensation Committee and the Compensation Committee will approve all terms of awards under the 2009 Equity Incentive Plan. Our Compensation Committee will also approve who will receive grants under the 2009 Equity Incentive Plan and the number of common shares subject to the grant.

Eligibility

All of our employees and employees of our subsidiaries and affiliates, including our operating partnership, are eligible to receive grants under the 2009 Equity Incentive Plan. In addition, our independent trustees and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive grants under the 2009 Equity Incentive Plan.

Share Authorization

The number of common shares that may be issued under the 2009 Equity Incentive Plan is equal to     % of the aggregate number of our common shares outstanding upon completion of this offering, which will include any shares issued pursuant to exercise of the underwriters’ overallotment option.

In connection with share splits, dividends, recapitalizations and certain other events, our board will make adjustments that it deems appropriate in the aggregate number of common shares that may be issued under the 2009 Equity Incentive Plan and the terms of outstanding awards.

If any options or share appreciation rights terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or paid or if any share awards, performance units or other equity-based awards are forfeited, the common shares subject to such awards will again be available for purposes of the 2009 Equity Incentive Plan.

No awards under the 2009 Equity Incentive Plan were outstanding prior to completion of this offering. The initial grants described above will become effective upon completion of this offering.

Options

The 2009 Equity Incentive Plan authorizes our Compensation Committee to grant incentive share options (under Section 421 of the Code) and options that do not qualify as incentive share options. The exercise price of each option will be determined by the Compensation Committee, provided that the price cannot be less than 100% of the fair market value of the common shares on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive share option to an individual who is a “ten percent shareholder” under Sections 422 and 424 of the Code). The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of common shares (or attestation of ownership of common shares) with an aggregate fair market value on the date on which the option is exercised, of the exercise price, or (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive share option granted to a “ten percent shareholder”).

Share Awards

The 2009 Equity Incentive Plan also provides for the grant of share awards. A share award is an award of common shares that may be subject to restrictions on transferability and other restrictions as our Compensation Committee determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as our Compensation Committee may determine. A participant who receives a share award will have all of the rights of a shareholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares. During the period, if any, when share awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of his or her share award shares, (ii) the company will retain custody of the certificates and (iii) a participant must deliver a share power to the company for each share award.

Upon completion of this offering, we will issue an aggregate of           of our common shares to persons who will become trustees upon completion of this offering. These grants to trustees will vest ratably over the first three anniversaries of the date of grant.

Share Appreciation Rights

The 2009 Equity Incentive Plan authorizes our Compensation Committee to grant share appreciation rights that provide the recipient with the right to receive, upon exercise of the share appreciation right, cash, common shares or a combination of the two. The amount that the recipient will receive upon exercise of the share appreciation right generally will equal the excess of the fair market value of the common shares on the date of exercise over the shares’ fair market value on the date of grant. Share appreciation rights will become exercisable in accordance with terms determined by our Compensation Committee. Share appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a share appreciation right cannot exceed ten years from the date of grant or five years in the case of a share appreciation right granted in tandem with an incentive share option awarded to a “ten percent shareholder”.

Performance Units

The 2009 Equity Incentive Plan also authorizes our Compensation Committee to grant performance units. Performance units represent the participant’s right to receive an amount, based on the value of the common shares, if performance goals established by the Compensation Committee are met. Our Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance unit. Performance goals may relate to our financial performance or the financial performance of our operating partnership, the participant’s performance or such other criteria determined by the Compensation Committee. If the performance goals are met, performance units will be paid in cash, our common shares or a combination thereof.

Other Equity-Based Awards

Our Compensation Committee may grant other types of share-based awards as equity-based awards under the 2009 Equity Incentive Plan, including LTIP units. Other equity-based awards are payable in cash, our common shares or other equity, or a combination thereof, determined by the Compensation Committee. The terms and conditions of other equity-based awards are determined by the Compensation Committee.

LTIP units are a special class of partnership interests in our operating partnership. Each LTIP unit awarded will be deemed equivalent to an award of one common share under the 2009 Equity Incentive Plan, reducing availability for other equity awards on a one-for-one basis. We will not receive a tax deduction for the value of any LTIP units granted to our employees. The vesting period for any LTIP units, if any, will be determined at the time of issuance. LTIP units, whether vested or not, will receive the same quarterly per unit profit distributions as units of our operating partnership, which profit distribution will generally equal per share dividends on our common shares. This treatment with respect to quarterly distributions is similar to the expected treatment of our restricted share awards, which will generally receive full dividends whether vested or not. Initially, LTIP units will not have full parity with operating partnership units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of operating partnership unit holders. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of operating partnership units, the LTIP units will achieve full parity with operating partnership units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of operating partnership units at any time, and thereafter enjoy all the rights of operating partnership units, including exchange rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that an executive officer will realize for a given number of vested LTIP units will be less than the value of an equal number of our common shares.

Upon completion of this offering, we will cause our operating partnership to issue an aggregate of          LTIP units to certain of our officers. These LTIP units will vest ratably over the first five anniversaries of the date of grant. See “Our Operating Partnership and the Partnership Agreement” for a further description of the rights of limited partners in our operating partnership.

Dividend Equivalents

Our Compensation Committee may grant dividend equivalents in connection with the grant of options, share appreciation rights and performance units. Dividend equivalents may be paid currently or accrued as contingent cash obligations (in which case they will be deemed to have been invested in common shares) and may be payable in cash, common shares or a combination of the two. Our Compensation Committee will determine the terms of any dividend equivalents.

Change in Control

If we experience a change in control, the Compensation Committee may, at its discretion, provide that all outstanding options, share appreciation rights, share awards, performance units, or other equity based awards that are not exercised prior to the change in control will be assumed by the surviving entity, or will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity. The Compensation Committee may also provide that (i) all outstanding options and share appreciation rights will be fully exercisable on the change in control, (ii) restrictions and conditions on outstanding share awards will lapse upon the change in control and (iii) performance units or equity-based awards will become earned in their entirety. The Compensation Committee may also provide that participants must surrender their outstanding options and share appreciation rights, share awards, performance units, and other equity based awards in exchange for a payment, in cash or our common shares or other securities or consideration received by shareholders in the change in control transaction, equal to the value received by shareholders in the change in control transaction (or, in the case of options and share appreciation rights, the amount by which that transaction value exceeds the exercise price).

In summary, a change of control under the 2009 Equity Incentive Plan occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the total combined voting power of our outstanding securities or common shares;

•	we merge into another entity unless the holders of our voting shares immediately prior to the merger have more than 50% of the combined voting power of the securities in the merged entity or its parent;

•	we sell or dispose of all or substantially all of our assets;

•	we are liquidated or dissolved; or

•	during any period of two consecutive years individuals who, at the beginning of such period, constitute our board of trustees together with any new trustees (other than individuals who become trustees in connection with certain transactions or election contests) cease for any reason to constitute a majority of our board of trustees.

Amendment; Termination

Our board of trustees may amend or terminate the 2009 Equity Incentive Plan at any time; provided that no amendment may adversely impair the benefits of participants with outstanding awards. Our shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our shareholders also must approve any amendment that materially increases the benefits accruing to participants under the 2009 Equity Incentive Plan, materially increases the aggregate number of common shares that may be issued under the 2009 Equity Incentive Plan or materially modifies the requirements as to eligibility for participation in the 2009 Equity Incentive Plan. Unless terminated sooner by our board of trustees or extended with shareholder approval, the 2009 Equity Incentive Plan will terminate on the day before the tenth anniversary of the date our board of trustees adopted the 2009 Equity Incentive Plan.

Severance Agreements

Upon completion of this offering, we will enter into an agreement with Mr. Bortz, our President and Chief Executive Officer, and we expect to enter into similar agreements with certain executive officers that we hire in the future, to provide benefits to each in the event his employment is terminated in certain circumstances. The Compensation Committee will review the terms of these severance agreements annually. As described in more detail below, because each officer’s severance payment will be derived from his or her annual base salary and other annual incentive compensation, we expect that the effect on severance payments will be one of the factors considered by the Compensation Committee when annually reviewing the officer’s total compensation and severance agreement terms.

Severance Agreement of Mr. Bortz

Mr. Bortz’s severance agreement will become effective upon closing of this offering and will have an initial term of three years; provided, however, that the term is automatically extended at the end of such term for successive one-year terms unless, not less than six months prior to the termination of the then existing term, our board of trustees provides notice to Mr. Bortz of its intent not to extend the term further. Mr. Bortz may terminate the agreement prior to the expiration of the term as described below.

Termination in Connection with a Change in Control

Upon 30 days’ prior written notice to us, Mr. Bortz may terminate his employment for “good reason.” The agreement provides that upon the termination of Mr. Bortz either by us without “cause” within one year of a change in control of our company or by Mr. Bortz for “good reason,” Mr. Bortz will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•	a lump sum cash payment equal to the product of three times the sum of (x) Mr. Bortz’s then current annual base salary, plus (y) the average of the annual cash incentive bonuses paid to Mr. Bortz with respect to the three most recent fiscal years ending before the date of termination;

•	a lump sum cash payment equal to three times the annual premium for Mr. Bortz’s health, dental, disability and life insurance benefits; and

•	such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of ours (including accelerated vesting of equity awards as discussed below under “— Vesting of Long-Term Equity Incentive Awards”).

Termination without Cause

If Mr. Bortz is terminated without “cause” and not in connection with or within one year of a change in control of our company, Mr. Bortz will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•	a lump sum cash payment equal to the sum of (x) Mr. Bortz’s then current annual base salary, plus (y) the average of the annual cash incentive bonuses paid to Mr. Bortz with respect to the three most recent fiscal years ending before the date of termination;

•	a lump sum cash payment equal to the annual premium for Mr. Bortz’s health, dental, disability and life insurance benefits; and

•	such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of ours (including accelerated vesting of equity awards as discussed below under “— Vesting of Long-Term Equity Incentive Awards”).

Termination without Good Reason

If Mr. Bortz voluntarily terminates his employment without “good reason,” Mr. Bortz will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination; and

•	such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of ours (including accelerated vesting of equity awards as discussed below under “— Vesting of Long-Term Equity Incentive Awards”).

Vesting of Long-Term Equity Incentive Awards

The terms of the time-based share restricted share award agreements granted to Mr. Bortz will provide that:

•	Upon a change in control of our company, the unvested shares vest.

•	Upon termination of Mr. Bortz’s employment with our company without cause, the unvested shares vest.

•	Upon termination of Mr. Bortz’s employment with our company because of his death or disability, the unvested shares vest.

•	Upon termination of Mr. Bortz’s employment with our company for cause, the unvested shares are forfeited.

The time-based restricted share award agreements do not provide, in the absence of a change in control of our company, for accelerated vesting of the unvested shares in the event Mr. Bortz terminates his employment with our company, for any reason other than death, disability or, under certain conditions, retirement.

For purposes of the time-based restricted share award agreements, the definitions of “cause,” “good reason” and “change in control” are similar but not identical to the definitions contained in Mr. Bortz’s severance agreement with our company. For example, the definition of “good reason” for purposes of the award agreements does not include any requirement of a change in control. In addition, the definition of “change in control” for purposes of the award agreements includes mergers and consolidations where the outstanding securities of our company represent less than 75% of the combined voting power of our company or surviving entity after the merger or consolidation and includes a sale of substantially all of our assets to an entity in which our shareholders own less than 75% of the combined voting power in substantially the same proportions as their ownership in our company before the sale.

401(k) Plan

We may establish and maintain a retirement savings plan under section 401(k) of the Code to cover our eligible employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We may match employees’ annual contributions, within prescribed limits.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our investment policies and our policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of our board of trustees, without a vote of our shareholders. Any change to any of these policies by our board of trustees, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, our board of trustees believes that it is advisable to do so in our and our shareholders’ best interests. We cannot assure you that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

We plan to invest principally in hotel properties. At the completion of this offering, we will not have identified any specific hotel properties to acquire or committed the net proceeds of this offering to any specific hotel property investment. Our senior executive officers will identify and negotiate acquisition opportunities. For information concerning the investing experience of these individuals, please see the sections entitled “Our Business” and “Our Management.”

We intend to conduct substantially all of our investment activities through our operating partnership and its subsidiaries. Our primary investment objectives are to enhance shareholder value over time by generating strong returns on invested capital, consistently paying attractive distributions to our shareholders and achieving long-term appreciation in the value of our hotel properties.

There are no limitations on the amount or percentage of our total assets that may be invested in any one property. Additionally, no limits have been set on the concentration of investments in any one location or facility type.

Additional criteria with respect to our hotel properties is described in “Our Business — Business Strategy and Investment Criteria.”

Investments in Mortgages, Structured Financings and Other Lending Policies

We have no current intention of investing in loans secured by properties or making loans to persons other than in connection with the acquisition of mortgage loans through which we expect to achieve equity ownership of the underlying hotel property in the near-term.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Generally speaking, we do not expect to engage in any significant investment activities with other entities, although we may consider joint venture investments with other investors. We may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. However, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act of 1940, as amended, and we intend to divest securities before any registration would be required.

We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

Disposition Policy

Although we have no current plans to dispose of any of the hotel properties we acquire, we will consider doing so, subject to REIT qualification and prohibited transaction rules under the Code, if our management determines that a sale of a property would be in our interests based on the price being offered for the hotel, the operating performance of the hotel, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale. See “Risk Factors — Risks Related to Our Business and Properties.”

Financing Policies

We expect to maintain a low-leverage capital structure and intend to limit the sum of the outstanding principal amount of any consolidated indebtedness and the liquidation preference of any outstanding preferred shares to not more than 4.5x our EBITDA for the 12-month period preceding the incurrence of such debt or the issuance of such preferred shares. Compliance with this limitation will be judged at the time debt is incurred or preferred shares are issued, and a subsequent decrease in EBITDA will not require us to repay debt or redeem preferred shares. Our board of trustees will periodically review this limitation and may modify or eliminate it without the approval of our shareholders. For our initial debt financing, we intend to obtain a revolving credit facility for general business purposes, which may include the following:

•	funding of investments (following investment of the net proceeds of this offering);

•	payment of declared distributions to shareholders;

•	working capital needs;

•	payment of corporate taxes on our TRS lessees; or

•	any other payments deemed necessary or desirable by senior management and approved by the lender.

We intend to have discussions with several lending institutions and negotiate a revolving credit facility. In seeking to obtain such a facility, we will consider factors as we deem relevant, including interest rate pricing, recurring fees, flexibility of funding, security required, maturity, restrictions on prepayment and refinancing and restrictions impacting our daily operations. There can be no assurance that we will be able to obtain such a facility on favorable terms or at all.

Going forward, we will consider a number of factors when evaluating our level of indebtedness and making financial decisions, including, among others, the following:

•	the interest rate of the proposed financing;

•	the extent to which the financing impacts the flexibility with which we asset manage our properties;

•	prepayment penalties and restrictions on refinancing;

•	the purchase price of properties we acquire with debt financing;

•	our long-term objectives with respect to the financing;

•	our target investment returns;

•	the ability of particular properties, and our company as a whole, to generate cash flow sufficient to cover expected debt service payments;

•	overall level of consolidated indebtedness;

•	timing of debt maturities;

•	provisions that require recourse and cross-collateralization;

•	corporate credit ratios, including debt service or fixed charge coverage, debt to EBITDA, debt to total market capitalization and debt to undepreciated assets; and

•	the overall ratio of fixed- and variable-rate debt.

Equity Capital Policies

Subject to applicable law and the requirements for listed companies on the NYSE, our board of trustees has the authority, without further shareholder approval, to issue additional authorized common shares and preferred shares or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Existing shareholders will have no preemptive right to additional shares issued in any offering, and any offering might cause a dilution of investment. We may in the future issue common shares in connection with acquisitions. We also may issue limited partnership interests in our operating partnership in connection with acquisitions of property.

Our board of trustees may authorize the issuance of preferred shares with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common shares or otherwise might be in their best interests. Additionally, preferred shares could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common shares.

We may, under certain circumstances, purchase common or preferred shares in the open market or in private transactions with our shareholders, if those purchases are approved by our board of trustees. Our board of trustees has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

In the future, we may institute a dividend reinvestment plan, or DRIP, which would allow our shareholders to acquire additional common shares by automatically reinvesting their cash dividends. Shares would be acquired pursuant to the plan at a price equal to the then prevailing market price, without payment of brokerage commissions or service charges. Shareholders who do not participate in the plan will continue to receive cash distributions as declared.

Conflict of Interest Policy

Our current board of trustees consists of Mr. Bortz and as a result, the transactions and agreements entered into in connection with our formation prior to this offering have not been approved by any independent trustees.

Effective upon closing of this offering, we intend to adopt policies to reduce potential conflicts of interest. Generally, we expect that our policy will provide that any transaction, agreement or relationship in which any of our trustees, officers or employees has an interest must be approved by a majority of our disinterested trustees. However, we cannot assure you that these policies will be successful in eliminating the influence of these conflicts. See “Risk Factors — Risks Related to Our Business and Properties.”

Reporting Policies

Generally speaking, we intend to make available to our shareholders audited annual financial statements and annual reports. After this offering, we will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

OUR PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of common shares by (i) each of our trustees, (ii) each of our executive officers and (iii) all of our trustees and executive officers as a group upon completion of this offering. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned		Percent of Class

Jon E. Bortz		(1)		%
All executive officers and trustees as a group		(1)(2)		%

*	Represents less than 1% of the number of common shares upon completion of this offering.

(1)	Mr. Bortz acquired 1,000 common shares in connection with the formation and initial capitalization of our company, which shares we will repurchase at his cost of $1,000 upon completion of this offering. The number of common shares above represents shares issuable upon conversion of LTIP units to be granted to Mr. Bortz upon completion of this offering. These LTIP units will vest ratably over the first five anniversaries of the date of grant.

(2)	Includes an aggregate of common shares to be granted to each independent trustee upon completion of this offering, which shares will vest ratably over the first three anniversaries of the date of grant.

We currently have outstanding 1,000 common shares, all of which are owned by our President and Chief Executive Officer, Mr. Bortz. Upon completion of this offering, we will repurchase all 1,000 common shares from Mr. Bortz at his cost of $1.00 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We will use approximately $      of the net proceeds to reimburse Mr. Bortz for out-of-pocket expenses he incurred in connection with the formation of our company and this offering and $1,000 to repurchase the shares he acquired in connection with the formation and initial capitalization of our company.

Upon completion of this offering, we will cause our operating partnership to issue an aggregate of          LTIP units to certain of our officers. These LTIP units will vest ratably over the first five anniversaries of the date of grant.

We also expect to enter into indemnification agreements with our trustees and our executive officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

Although the following summary describes the material terms of our shares of beneficial interest, it is not a complete description of the Maryland REIT Law, or the MRL, the MGCL provisions applicable to a Maryland real estate investment trust or our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our declaration of trust provides that we may issue up to           common shares, $0.01 par value per share, and           preferred shares of beneficial interest, $0.01 par value per share, or preferred shares. We issued 1,000 common shares in connection with our initial capitalization. Upon completion of this offering, we will repurchase these shares. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without shareholder approval. Upon completion of this offering,           common shares will be issued and outstanding on a fully diluted basis, including the           restricted common shares granted to our trustees under our equity incentive plan upon completion of this offering, or           common shares if the underwriters’ overallotment option is exercised in full, and no preferred shares will be issued and outstanding. Our equity incentive plan provides for grants of equity based awards up to an aggregate of     % of our issued and outstanding common shares (on a fully diluted basis and including shares to be sold pursuant to the underwriters’ exercise of their overallotment option) at the time of the award.

Under Maryland law, shareholders are not personally liable for the obligations of a real estate investment trust solely as a result of their status as shareholders.

Common Shares

All of the common shares offered in this offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, holders of our common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of common shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Shares of Beneficial Interest

Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. No preferred shares are presently outstanding, and we have no present plans to issue any preferred shares.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Because our board of trustees believes it is at present essential for us to qualify as a REIT, our declaration of trust, subject to certain exceptions, restricts the amount of our shares of beneficial interest that a person may beneficially or constructively own. Our declaration of trust provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest.

Our declaration of trust also prohibits any person from (i) beneficially owning shares of beneficial interest to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring our shares of beneficial interest to the extent that such transfer would result in our shares of beneficial interest being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of beneficial interest to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning or transferring our shares of beneficial interest if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as “eligible independent contractors” under the REIT rules. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares of beneficial interest that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of trustees, in its sole discretion, may prospectively or retroactively exempt a person from the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of trustees such representations, covenants and undertakings as our board of trustees may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of trustees may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT.

Any attempted transfer of our shares of beneficial interest which, if effective, would violate any of the restrictions described above will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of beneficial interest being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of beneficial interest held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares of beneficial interest, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares of beneficial interest that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Stock Exchange Listing

We expect to apply for listing of our common shares on the NYSE under the symbol “          .”

Transfer Agent and Registrar

We expect the transfer agent and registrar for our common shares to be          .

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common shares. We cannot predict the effect, if any, that sales of common shares or the availability of shares for sale will have on the market price of our common shares prevailing from time to time. Sales of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares.

Upon completion of this offering, we will have           common shares outstanding, including the common shares sold in this offering and           restricted common shares granted to our trustees under our 2009 Equity Incentive Plan, or           common shares if the underwriters’ overallotment option is exercised in full. Our 2009 Equity Incentive Plan provides for grants of equity based awards up to an aggregate of     % of our issued and outstanding common shares (on a fully diluted basis and including shares to be sold pursuant to the underwriters’ exercise of their overallotment option).

No assurance can be given as to the likelihood that an active trading market for our common shares will develop or be maintained, that any such market will be liquid, that shareholders will be able to sell the common shares when issued or at all or the prices that shareholders may obtain for any of the common shares. No prediction can be made as to the effect, if any, that future issuances of common shares or the availability of common shares for future issuances will have on the market price of our common shares prevailing from time to time, issuances of substantial amounts of common shares, or the perception that such issuances could occur, may affect adversely the prevailing market price of our common shares. See “Risk Factors — Risks Related to This Offering.”

The common shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, unless the shares are held by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer.

Rule 144

In general, Rule 144 provides that if (i) one year has elapsed since the date of acquisition of common shares from us or any of our affiliates and (ii) the holder is, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements under such rule. In general, Rule 144 also provides that if (i) six months have elapsed since the date of acquisition of common shares from us or any of our affiliates, (ii) we have been a reporting company under the Exchange Act for at least 90 days and (iii) the holder is not, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144’s public information requirements, but without regard to the volume limitations, manner of sale provisions or notice requirements under such rule.

In addition, under Rule 144, if (i) one year (or, subject to us being a reporting company under the Exchange Act for at least the preceding 90 days, six months) has elapsed since the date of acquisition of common shares from us or any of our affiliates and (ii) the holder is, or has been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144’s volume limitations, manner of sale provisions, public information requirements and notice requirements.

Following completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of common shares that may be issued under our 2009 Equity Incentive Plan.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST
AND BYLAWS

Although the following summary describes certain provisions of Maryland law and of our declaration of trust and bylaws, it is not a complete description of Maryland law and our declaration of trust and bylaws, copies of which are available from us upon request. See “Where You Can Find More Information.”

Number of Trustees; Vacancies

Our declaration of trust and bylaws provide that the number of our trustees may be established by our board of trustees but may not be more than 15. Our declaration of trust also provides that, at such time as we have at least three independent trustees and a class of our common shares or preferred shares is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of trustees. Accordingly, at such time, except as may be provided by our board of trustees in setting the terms of any class or series of shares, any and all vacancies on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Each of our trustees will be elected by our shareholders to serve for a one-year term and until his or her successor is duly elected and qualifies. A plurality of all votes cast on the matter at a meeting of shareholders at which a quorum is present is sufficient to elect a trustee. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Trustees

Our declaration of trust provides that, subject to the rights of holders of any series of preferred shares, a trustee may be removed only for “cause,” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, generally precludes shareholders from (i) removing incumbent trustees except for “cause” and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

Policy on Majority Voting

Our board of trustees will adopt a policy regarding the election of trustees in uncontested elections. Pursuant to such policy, in an uncontested election of trustees, any nominee who receives a greater number of votes affirmatively withheld from his or her election than votes for his or her election will, within two weeks following certification of the shareholder vote by our company, submit a written resignation offer to our board of trustees for consideration by our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following certification by our company of the shareholder vote with respect to such election, will make a recommendation to our board of trustees concerning the acceptance or rejection of the resignation offer. Our board of trustees will take formal action on the recommendation no later than 90 days following certification of the shareholder vote by our company. We will publicly disclose, in a Form 8-K filed with the SEC, the decision of our board of trustees. Our board of trustees will also provide an explanation of the process by which the decision was made and, if applicable, its reason or reasons for rejecting the tendered resignation.

Business Combinations

Under certain provisions of the MGCL applicable to Maryland real estate investment trusts, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an “interested shareholder” or, generally, any person who beneficially owns 10% or more of the voting power of the real estate investment trust’s outstanding voting shares or an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of beneficial interest of the real estate investment trust, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such real estate investment trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the real estate investment trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of beneficial interest of the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the real estate investment trust’s shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an “interested shareholder” if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. A real estate investment trust’s board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of trustees, including a majority of trustees who are not affiliates or associates of such person, and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest in a real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the real estate investment trust or (3) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of shareholders.

Our declaration of trust provides that, at such time as we are eligible to make a Subtitle 8 election, we elect to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of trusteeships, (3) require that a vacancy on the board be filled only by the remaining trustees and (4) require, unless called by our chairman, chief executive officer, president or the board of trustees, the request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of shareholders.

Meetings of Shareholders

Pursuant to our declaration of trust and bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held annually on a date and at the time and place set by our board of trustees. In addition, our chairman, chief executive officer, president or board of trustees may call a special meeting of our shareholders.

Mergers; Extraordinary Transactions

Under the MRL, a Maryland real estate investment trust generally cannot merge with another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust. Our declaration of trust provides that these mergers may be approved by a majority of all of the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if approved by our board of trustees and by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our shareholders.

Amendment to Our Declaration of Trust and Bylaws

Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust.

Except for amendments to the provisions of our declaration of trust related to the removal of trustees and the vote required to amend the provision regarding amendments to the removal provisions itself (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust may be amended only with the approval of our board of trustees and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Our Termination

Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by a majority of our entire board of trustees and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees at an annual meeting and the proposal of business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder of record at the time of giving notice and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to the secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of trustees at the preceding year’s annual meeting (or, if we did not mail a proxy statement for the preceding year’s annual meeting, the date of the notice of the preceding year’s annual meeting, which for purposes of the 2010 annual meeting will be deemed to have been given on          , 2009).

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only (1) by or at the direction of our board of trustees or (2) provided that our board of trustees has determined that trustees will be elected at such meeting, by a shareholder of record at the time of giving notice and who is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., eastern time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of trustees to be elected at the meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of trustees is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our declaration of trust and bylaws, as applicable, on removal of trustees and the filling of trustee vacancies and the restrictions on ownership and transfer of shares of beneficial interest, together with the advance notice and shareholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common shares or otherwise be in their best interests.

Indemnification and Limitation of Trustees’ and Officers’ Liability

Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify (i) any present or former trustee or officer or (ii) any individual who, while serving as our trustee or officer and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding. Upon completion of this offering, we expect to enter into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

REIT Qualification

Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary of the terms of the agreement of limited partnership of our operating partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of Pebblebrook Hotel, L.P., a copy of which is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Management

We will be the sole general partner of our operating partnership, which we will organize as a Delaware limited partnership. We will conduct substantially all of our operations and make substantially all of our investments through the operating partnership. Pursuant to the partnership agreement, we will have full, exclusive and complete responsibility and discretion in the management and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of lessees, make distributions to partners, and to cause changes in the operating partnership’s business activities.

Transferability of Interests

We may not voluntarily withdraw from the operating partnership or transfer or assign our interest in the operating partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets in a transaction which results in a change of control of our company unless:

•	we receive the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by our company or its subsidiaries);

•	as a result of such transaction, all limited partners will receive for each partnership unit an amount of cash, securities or other property equal in value to the greatest amount of cash, securities or other property paid in the transaction to a holder of one of our common shares, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding common shares, each holder of partnership units shall be given the option to exchange its partnership units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer common shares received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•	we are the surviving entity in the transaction and either (A) our shareholders do not receive cash, securities or other property in the transaction or (B) all limited partners (other than our company or our subsidiaries) receive for each partnership unit an amount of cash, securities or other property having a value that is no less than the greatest amount of cash, securities or other property received in the transaction by our shareholders.

We also may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity, other than partnership units held by us, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (ii) the survivor expressly agrees to assume all of our obligations under the partnership agreement and the partnership agreement shall be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.

We also may (i) transfer all or any portion of our general partnership interest to (A) a wholly owned subsidiary or (B) a parent company, and following such transfer may withdraw as the general partner and (ii) engage in a transaction required by law or by the rules of any national securities exchange on which our common shares are listed.

Capital Contribution

We will contribute, directly, to our operating partnership substantially all of the net proceeds of this offering as our initial capital contribution in exchange for substantially all of the limited partnership interests in our operating partnership. The partnership agreement provides that if the operating partnership requires additional funds at any time in excess of funds available to the operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, we are obligated to contribute the net proceeds of any future offering of shares as additional capital to the operating partnership. If we contribute additional capital to the operating partnership, we will receive additional partnership units and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to the operating partnership, we will revalue the property of the operating partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. The operating partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over common partnership interests with respect to distributions from the operating partnership, including the partnership interests we own as the general partner.

Redemption Rights

Pursuant to the partnership agreement, any future limited partners, other than us, will receive redemption rights, which will enable them to cause the operating partnership to redeem their limited partnership interests in exchange for cash or, at our option, common shares on a one-for-one basis. The cash redemption amount per unit is based on the market price of our common shares at the time of redemption. The number of common shares issuable upon redemption of limited partnership interests held by limited partners may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. We expect to fund any cash redemptions out of available cash or borrowings. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common shares to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, common shares in excess of the share ownership limit in our declaration of trust;

•	result in our common shares being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, the operating partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code;

•	cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management company failing to qualify as an eligible independent contractor under the Code; or

•	cause the acquisition of common shares by such redeeming limited partner to be “integrated” with any other distribution of common shares for purposes of complying with the registration provisions of the Securities Act.

We may, in our sole and absolute discretion, waive any of these restrictions.

The partnership agreement will require that the operating partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by the operating partnership, the operating partnership generally will pay all of our administrative costs and expenses, including:

•	all expenses relating to our continuity of existence and our subsidiaries’ operations;

•	all expenses relating to offerings and registration of securities;

•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of the operating partnership.

These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to hotel properties that are owned by us directly rather than by the operating partnership or its subsidiaries.

Fiduciary Responsibilities

Our trustees and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our shareholders. At the same time, we, as the general partner of our operating partnership, will have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, as general partner to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our trustees and officers to our shareholders. We will be under no obligation to give priority to the separate interests of the limited partners of our operating partnership or our shareholders in deciding whether to cause the operating partnership to take or decline to take any actions.

The limited partners of our operating partnership expressly will acknowledge that as the general partner of our operating partnership, we are acting for the benefit of the operating partnership, the limited partners and our shareholders collectively.

Distributions

The partnership agreement will provide that the operating partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the operating partnership’s property in connection with the liquidation of the operating partnership) at such time and in such amounts as determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in the operating partnership.

Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

LTIP Units

Upon completion of this offering, we will cause our operating partnership to issue an aggregate of           LTIP units to certain of our officers. These LTIP units will vest ratably over the first five anniversaries of the date of grant. In general, LTIP units are a class of partnership units in our operating partnership and will receive the same quarterly per unit profit distributions as the other outstanding units in our operating partnership. Initially, LTIP units will not have full parity with other outstanding units with respect to liquidating distributions. We expect that under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the LTIP unit holders to equalize the capital accounts of such holders with the capital accounts of holders of our other outstanding partnership units. Upon equalization of the capital accounts of the LTIP unit holders with the capital accounts of the other holders of our operating partnership units, the LTIP units will achieve full parity with our other operating partnership units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of operating partnership units at any time, and thereafter enjoy all the rights of such units, including redemption rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value for a given number of vested LTIP units will be less than the value of an equal number of our common shares.

Allocations

Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury regulations promulgated thereunder. To the extent Treasury regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner, shall have the authority to elect the method to be used by the operating partnership for allocating items with respect to contributed property acquired in connection with this offering for which fair market value differs from the adjusted tax basis at the time of contribution, and such election shall be binding on all partners. Upon the occurrence of certain specified events, our operating partnership will revalue its assets and any net increase in valuation will be allocated first to the LTIP units to equalize the capital accounts of such holders with the capital accounts of the holders of the other outstanding units in our operating partnership.

Term

The operating partnership will continue indefinitely, or until sooner dissolved upon:

•	our bankruptcy, dissolution, removal or withdrawal (unless the limited partners elect to continue the partnership);

•	the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the redemption of all partnership units (other than those held by us, if any); or

•	an election by us in our capacity as the general partner.

Tax Matters

Our partnership agreement will provide that we, as the sole general partner of the operating partnership, will be the tax matters partner of the operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the operating partnership.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a shareholder, may consider relevant. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Shareholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Shareholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our common shares through the exercise of employee share options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our common shares through a partnership or similar pass-through entity; and

•	persons holding a 10% or more (by vote or value) beneficial interest in our shares of beneficial interest.

This summary assumes that shareholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We currently have in effect an election to be taxed as a pass-through entity under subchapter S of the Code, but intend to revoke our S election on the business day prior to the closing date of this offering. We intend to elect to be taxed as a REIT for federal income tax purposes commencing with our short taxable year beginning on the business day prior to the closing of this offering and ending December 31, 2009. We believe that, commencing with such short taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

In connection with this offering, Hunton & Williams LLP is expected to render an opinion that, commencing with our short taxable year beginning on the business day prior to the closing of this offering and ending on December 31, 2009, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the federal income tax laws, and our proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the federal income tax laws. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court, and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion will be based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of ownership of our shares of beneficial interest, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•     If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.

•	In the event of a failure of any of the asset tests, other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, will be subject to federal corporate income tax.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more directors or trustees.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

9.	It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2010 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our declaration of trust provides restrictions regarding the transfer and ownership of our shares of beneficial interest. See “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer.” We believe that we will issue sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. If we do not issue common shares to at least 100 shareholders by January 2010 pursuant to this or subsequent offerings, we anticipate that we would satisfy requirement 5 by issuing preferred shares with a nominal value and a low liquidation preference to a limited number of investors. The restrictions in our declaration of trust are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 described above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status and comply with the record-keeping requirements of the Code and regulations promulgated thereunder.

Qualified REIT Subsidiaries.  A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.  An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries.  A REIT may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person under a franchise, license, or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, unless such rights are provided to an “eligible independent contractor” (as defined below under “— Gross Income Tests — Rents from Real Property”) to operate or manage a lodging facility or health care facility and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. Additionally, a TRS will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract.

We are not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend to form several TRSs which will be the lessees of our hotel properties. See “— Taxable REIT Subsidiaries.”

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain” below. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property.  Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our shares of beneficial interest may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. If the tenant is a TRS, such TRS may not directly or indirectly operate or manage the related property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS. See “— Taxable REIT Subsidiaries.”

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties. See “— Taxable REIT Subsidiaries.”

Our TRS lessees will lease from our operating partnership and its subsidiaries the land, buildings, improvements, furnishings and equipment comprising our hotel properties. In order for the rent paid under the leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

•	the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, the federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

We currently intend to structure our leases so that they qualify as true leases for federal income tax purposes. For example, with respect to each lease, we generally expect that:

•	our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;

•	the lessee will have the right to exclusive possession and use and quiet enjoyment of the hotels covered by the lease during the term of the lease;

•	the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the hotels other than the cost of certain capital expenditures, and will dictate through hotel managers that are eligible independent contractors, who will work for the lessee during the terms of the lease, and how the hotels will be operated and maintained;

•	the lessee will bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the lease, other than real estate and personal property taxes and the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

•	the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the hotels during the term of the lease;

•	in the event of damage or destruction to a hotel, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the hotel to its prior condition;

•	the lessee will generally indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the hotels or (B) the lessee’s use, management, maintenance or repair of the hotels;

•	the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the hotels under the lease;

•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers, who work for the lessees during the terms of the leases, operates the hotels;

•	we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases; and

•	upon termination of each lease, the applicable hotel will be expected to have a substantial remaining useful life and substantial remaining fair market value.

Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from the TRS lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “— Failure to Satisfy Gross Income Tests.”

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that percentage rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, percentage rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.

Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares of beneficial interest is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that all of our hotels will be leased to TRSs. In addition, our declaration of trust prohibits transfers of our shares of beneficial interest that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares of beneficial interest, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that is permitted to lease hotel properties from the related REIT as long as it does not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS will qualify as “rents from real property” as long as the property is operated on behalf of the TRS by an “independent contractor” who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See “— Taxable REIT Subsidiaries.”

We intend to form several TRSs to lease our hotel properties. Our TRS lessees will engage independent third-party hotel managers that qualify as “eligible independent contractors” to operate the related hotels on behalf of such TRS lessees.

Third, the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). To comply with this limitation, a TRS lessee may acquire furnishings, equipment and other personal property. With respect to each hotel in which the TRS lessee does not own the personal property, we believe either that the personal property ratio will be less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Fourth, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the capital stock of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related hotel properties. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs.

If a portion of the rent that we receive from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we might be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees will be required to pay certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest.  The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We may, on a select basis, purchase mortgage loans. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

We may also, on a select basis, purchase mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that the mezzanine loans we will acquire typically will not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in manner that will enable us to continue to satisfy the gross income and asset tests.

Dividends.  Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions.  A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling prince of the property;

•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property.  We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions.  From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Currency Gain.  Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages loans secured by real property;

•	stock in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test and the 10% vote or value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into shares, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

As described above, we may, on a select basis, invest in mezzanine loans. Although we expect that our investments in mezzanine loans will generally be treated as real estate assets, we anticipate that the mezzanine loans in which we invest will not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test or the 10% vote or value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

We believe that the assets that we will hold will satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage or mezzanine loans that support our investments. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the shareholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Taxable REIT Subsidiaries

As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A TRS may provide services to our lessees and perform activities unrelated to our lessees, such as third-party management, development, and other independent business activities. However, a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated, unless such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a lodging facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract.

We and our corporate subsidiary must elect for the subsidiary to be treated as a TRS. A corporation of which a qualifying TRS directly or indirectly owns more than 35% of the voting power or value of the shares will automatically be treated as a TRS. Overall, no more than 25% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

Rent that we receive from our TRSs will qualify as “rents from real property” as long as the property is operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

We intend to lease all of our hotel properties to TRSs, and all of those TRSs will engage “eligible independent contractors” to operate and manage those hotels.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis. We believe that all transactions between us and each of our TRSs will be conducted on an arm’s-length basis.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate of 15% through 2010 on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

As used herein, the term “U.S. shareholder” means a holder of our common shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common shares, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our common shares by the partnership.

As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 15% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by non-corporate taxpayers is 15% through 2010. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 35%. Qualified dividend income generally includes dividends paid to taxpayers taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as our TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our common shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common shares becomes ex-dividend.

A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our common shares. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares of beneficial interest by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s common shares. Instead, the distribution will reduce the adjusted basis of such shares of beneficial interest. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in his or her shares of beneficial interest as long-term capital gain, or short-term capital gain if the shares of beneficial interest have been held for one year or less, assuming the shares of beneficial interest are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Shareholders on the Disposition of Common Shares

A U.S. shareholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common shares as long-term capital gain or loss if the U.S. shareholder has held our common shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of common shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our common shares may be disallowed if the U.S. shareholder purchases other common shares within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which, absent additional congressional action, rate will apply until December 31, 2010). The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2010. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our shareholders taxed at individual rates at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of beneficial interest in the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance its acquisition of common shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of beneficial interest only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of beneficial interest in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our shares of beneficial interest; or

•	a group of pension trusts individually holding more than 10% of the value of our shares of beneficial interest collectively owns more than 50% of the value of our shares of beneficial interest.

Taxation of Non-U.S. Shareholders

The term “non-U.S. shareholder” means a holder of our common shares that is not a U.S. shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our common shares, including any reporting requirements.

A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares of beneficial interest. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We would be required to withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

However, if our common shares are regularly traded on an established securities market in the United States, capital gain distributions on our common shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. shareholder did not own more than 5% of our common shares at any time during the one-year period preceding the distribution. As a result, non-U.S. shareholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that our common shares will be regularly traded on an established securities market in the United States following this offering. If our common shares are not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 5% of our common shares at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. shareholder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our common shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, if we are a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our common shares if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test will be met. If our common shares are regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common shares, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells our common shares. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if:

•	our common shares are treated as being regularly traded under applicable U.S. Treasury regulations on an established securities market; and

•	the non-U.S. shareholder owned, actually or constructively, 5% or less of our common shares at all times during a specified testing period.

As noted above, we anticipate that our common shares will be regularly traded on an established securities market following this offering.

If the gain on the sale of our common shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

•	the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

Information Reporting Requirements and Backup Withholding

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. shareholder of common shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders are urged consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships.  We will be entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership is expected to qualify for the private placement exclusion in the foreseeable future. Additionally, if our operating partnership were a publicly traded partnership, we believe that our operating partnership would have sufficient qualifying income to satisfy the 90% passive income exception and thus would continue to be taxed as a partnership for federal income tax purposes.

We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations.  Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Our Properties.  Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased by our operating partnership for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. In the future, however, our operating partnership may admit partners in exchange for a contribution of appreciated or depreciated property, resulting in book-tax differences. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (i) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (ii) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method will be used to account for book-tax differences for properties that may be acquired by our operating partnership in the future.

Basis in Partnership Interest.  Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to our operating partnership;

•	increased by our allocable share of our operating partnership’s income and our allocable share of indebtedness of our operating partnership; and

•	reduced, but not below zero, by our allocable share of our operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership.  To the extent that our operating partnership acquired its hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership generally will depreciate such depreciable hotel property for federal income tax purposes under the modified accelerated cost recovery system of depreciation (“MACRS”). Under MACRS, our operating partnership generally will depreciate furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, our operating partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. “Qualified property” includes qualified leasehold improvement property (as defined below) and property with a recovery period of less than 20 years such as furnishings and equipment. “Qualified leasehold improvement property” generally includes improvements made to the interior of nonresidential real property that are placed in service more than three years after the date the building was placed in service. Under MACRS, our operating partnership generally will depreciate buildings and improvements over a 39-year recovery period using a straight line method and a mid-month convention. Our operating partnership’s initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor’s basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2010, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective shareholders are urged to consult their own tax advisors regarding the effect of sunset provisions on an investment in our common shares.

State, Local and Foreign Taxes

We and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a shareholder transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you are urged to consult your own tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our common shares.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the common shares. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Code). Thus, a plan fiduciary considering an investment in our common shares also should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor, or the DOL. Similar restrictions apply to many governmental and foreign plans which are not subject to ERISA. Thus, those considering investing in the shares on behalf of such a plan should consider whether the acquisition or the continued holding of the shares might violate any such similar restrictions.

The DOL has issued final regulations, or the DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect our common shares to be “widely held” upon completion of this offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under our declaration of trust on the transfer of our shares are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common shares to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common shares will be “widely held” and “freely transferable,” we believe that our common shares will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common shares.

Each holder of our common shares will be deemed to have represented and agreed that its purchase and holding of such common shares (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Raymond James & Associates, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a purchase agreement among us, our operating partnership and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of common shares set forth opposite its name below.

Number
Underwriter	of Shares

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Raymond James & Associates, Inc.

Total

Subject to the terms and conditions set forth in the purchase agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the purchase agreement if any of these shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $      per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $      per share to other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option

Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $      and are payable by us.

Overallotment Option

We have granted an option to the underwriters to purchase up to      additional shares at the public offering price, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and our trustees have agreed not to sell or transfer any common shares or securities convertible into, exchangeable for, exercisable for, or repayable with common shares, for 180 days after the date of this prospectus without first obtaining the written consent of the representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common shares,

•	sell any option or contract to purchase any common shares,

•	purchase any option or contract to sell any common shares,

•	grant any option, right or warrant for the sale of any common shares,

•	lend or otherwise dispose of or transfer any common shares,

•	request or demand that we file a registration statement related to the common shares, or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common shares and to securities convertible into or exchangeable or exercisable for or repayable with common shares. It also applies to common shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (x) during the last 17 days of lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

New York Stock Exchange Listing

We expect to apply for listing of our common shares on the NYSE under the symbol “          .” In order to meet the requirements for listing on that exchange, the underwriters will undertake to sell a minimum number of shares to a minimum number of beneficial owners as required by that exchange.

Before this offering, there has been no public market for our common shares. The initial public offering price will be determined through negotiations between us and the representatives. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are

•	the valuation multiples of publicly traded companies that the representatives believe to be comparable to us,

•	our financial information,

•	the history of, and the prospects for, our company and the industry in which we compete,

•	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

•	the present state of our development, and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares may not develop. It is also possible that after this offering the shares will not trade in the public market at or above the initial public offering price.

The underwriters do not expect to sell more than 5% of the shares in the aggregate to accounts over which they exercise discretionary authority.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common shares. However, the representatives may engage in transactions that stabilize the price of the common shares, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated may facilitate Internet distribution for this offering to certain of its Internet subscription customers. Merrill Lynch, Pierce, Fenner & Smith Incorporated may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet website maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated. Other than the prospectus in electronic format, the information on the Merrill Lynch, Pierce, Fenner & Smith Incorporated website is not part of this prospectus.

Other Relationships

Some of the underwriters and their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and they may receive customary fees and commissions for these transactions.

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of this offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriters to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(a) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in this offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

Notice to Prospective Investors in Switzerland

This document, as well as any other material relating to the shares which are the subject of this offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a of the

Swiss Code of Obligations. The shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with this offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of this offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorised financial adviser.

Notice to Prospective Investors in Korea

This prospectus should not be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell our shares in the Republic of Korea (“Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus to acquire the shares under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The shares have not been registered with the Financial Services Commission of Korea (the “FSC”) in any way pursuant to the FSCMA, and the shares may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the shares may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold shares complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold shares.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP. Venable LLP, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law, including the validity of the common shares offered by this prospectus. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

The balance sheet of Pebblebrook Hotel Trust as of October 7, 2009, has been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with this registration statement, under the Securities Act of 1933, as amended, with respect to our common shares to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our common shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and will file periodic reports and proxy statements and will make available to our shareholders quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

REPORTS TO SHAREHOLDERS

We will furnish our shareholders with annual reports containing consolidated financial statements audited by our independent certified public accountants.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholder
Pebblebrook Hotel Trust:

We have audited the accompanying balance sheet of Pebblebrook Hotel Trust (the “Company”) as of October 7, 2009. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Pebblebrook Hotel Trust as of October 7, 2009, in conformity with U.S. generally accepted accounting principles.

/s/  KPMG LLP

McLean, Virginia
October 8, 2009

PEBBLEBROOK HOTEL TRUST

BALANCE SHEET
October 7, 2009

ASSETS:
Cash	$1,000

Total assets	$1,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Total liabilities	$—

Shareholders’ Equity:
Common shares, $0.01 par value per share; 1,000 shares authorized; 1,000 shares issued and outstanding	10
Additional paid-in-capital	990

Total shareholders’ equity	1,000

Total liabilities and shareholders’ equity	$1,000

The accompanying notes are an integral part of this financial statement.

PEBBLEBROOK HOTEL TRUST

NOTES TO BALANCE SHEET
October 7, 2009

1.	Organization

Pebblebrook Hotel Trust (the “Company”) was formed as a Maryland real estate investment trust on October 2, 2009. The Company is internally-managed and was organized to acquire and invest in hotel properties located primarily in the 20 largest United States cities, with an emphasis on major coastal markets.

The Company has no assets other than cash and has not yet commenced operations. The Company has not entered into any contracts to acquire hotel properties or other assets. The Company is in the process of forming a subsidiary, Pebblebrook Hotel Limited Partnership (the “Operating Partnership”). The Company will be the sole general partner of the Operating Partnership and plans to conduct substantially all of its business through the Operating Partnership following its formation.

2.	Summary of Significant Accounting Policies

Below is a discussion of significant accounting policies as the Company prepares to commence operations and acquire hotel assets:

Basis of Presentation

The balance sheet includes all of the accounts of the Company as of October 7, 2009, presented in accordance with U.S. generally accepted accounting principles.

Use of Estimates

The preparation of the financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Hotel Properties

Acquisitions and Property Improvements.  Upon acquisition, we allocate the purchase price based on the fair value of the acquired land, building, furniture, fixtures and equipment, identifiable intangible assets, other assets and assumed liabilities. Identifiable intangible assets typically arise from contractual arrangements. We determine the acquisition-date fair values of all assets and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. Acquisition costs are expensed as incurred.

Hotel renovations and/or replacements of assets that improve or extend the life of the asset are capitalized and depreciated over their estimated useful lives. Furniture, fixtures and equipment under capital leases are carried at the present value of the minimum lease payments.

Repair and maintenance costs are charged to expense as incurred.

Depreciation and Amortization.  Hotel properties are carried at cost and depreciated using the straight-line method over an estimated useful life of 25 to 40 years for buildings and one to 10 years for furniture, fixtures and equipment. Intangible assets arising from contractual arrangements are typically amortized over the life of the contract.

PEBBLEBROOK HOTEL TRUST

NOTES TO BALANCE SHEET — (Continued)

We are required to make subjective assessments as to the useful lives and classification of our properties for purposes of determining the amount of depreciation expense to reflect each year with respect to the assets. These assessments may impact our results of operations.

Impairment.  We monitor events and changes in circumstances for indicators that the carrying value of the hotel and related assets may be impaired. We will prepare an estimate of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment is made to the carrying value of the hotel to reflect the hotel at fair value. These assessments may impact the results of our operations.

A hotel is considered held for sale when a contract for sale is entered into, a substantial, non-refundable deposit has been committed by the purchaser, and sale is expected to close.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue consists of amounts derived from hotel operations, including the sales of rooms, food and beverage, and other ancillary amenities. Revenue is recognized when rooms are occupied and services have been rendered. These revenue sources are affected by conditions impacting the travel and hospitality industry as well as competition from other hotels and businesses in similar markets.

Income Taxes

The Company has elected to be taxed as a pass-through entity under subchapter S of the Internal Revenue Code, but intends to revoke the subchapter S election on the business day prior to the closing of a proposed offering of common shares to the public. The Company intends to elect to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes commencing with a short taxable year beginning on the date of the revocation of the subchapter S election and ending on December 31, 2009. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principals). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to shareholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

Share-based Compensation

We have adopted an equity incentive plan that provides for the grant of common share options, share awards, share appreciation rights, performance units, LTIP units and other equity-based awards. Equity-based compensation is recognized as an expense in the financial statements and measured at the fair value of the award

PEBBLEBROOK HOTEL TRUST

NOTES TO BALANCE SHEET — (Continued)

on the date of grant. The amount of the expense may be subject to adjustment in future periods depending on the specific characteristics of the equity-based award and the application of the accounting guidance.

As of October 7, 2009, the Company has not granted or issued any share based awards.

Organizational and Offering Costs

The Company expenses organization costs as incurred and offering costs, which include selling commissions, will be deferred and charged to shareholders’ equity.

Recently Issued Accounting Standards

In May 2009, the Financial Accounting Standards Board (“FASB”) issued an accounting standard that establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. It also requires public entities to evaluate subsequent events through the date that the financial statements are issued. The adoption of this accounting standard did not have a material impact on the Company’s financial statements.

In June 2009, the FASB issued an accounting standard that requires enterprises to perform a more qualitative approach to determining whether or not a variable interest entity will need to be consolidated. This evaluation will be based on an enterprise’s ability to direct and influence the activities of a variable interest entity that most significantly impact its economic performance. It requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This accounting standard is effective for fiscal years beginning after November 15, 2009. Early adoption is not permitted. The Company is currently evaluating the impact of this accounting standard.

In June 2009, the FASB issued an accounting standard that made the FASB Accounting Standards Codification (the “Codification”) the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. This accounting standard is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Following the issuance of this accounting standard, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates. The Board will not consider Accounting Standards Updates as authoritative in their own right. Accounting Standards Updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification. The adoption of this accounting standard did not have a significant impact on the Company’s financial statements.

3.	Shareholders’ Equity

Under the Declaration of Trust of the Company, the total number of shares authorized for issuance is 1,000 common shares.

At formation, the Company issued the sole shareholder of the Company 1,000 common shares at $1 per share.

4.	Initial Public Offering

The Company intends to offer for sale up to $402,500,000 in common shares through the filing of a registration statement on Form S-11.

PEBBLEBROOK HOTEL TRUST

NOTES TO BALANCE SHEET — (Continued)

The Company will reimburse its sole shareholder for any out-of-pocket expenses to be incurred in connection with the organization of the Company and the proposed offering of common shares to the public. As of October 7, 2009, organizational costs incurred by the shareholder were inconsequential. If the proposed offering is terminated, the Company will have no obligation to reimburse the shareholder for any organizational or offering costs.

5.	Subsequent Events

The Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through October 8, 2009, the date the financial statements were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

     Until          , 2009 (25 days after the date of this prospectus), all dealers that effect transactions in our common shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

          Shares

Pebblebrook Hotel Trust

Common Shares

PROSPECTUS

BofA Merrill Lynch

Raymond James

          , 2009

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Registrant.

SEC registration fee		$22,459.50
FINRA filing fee		40,750.00
NYSE listing fee		*
Printing and engraving fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue Sky fees and expenses (including legal fees)		*
Transfer agent and registrar fees		*
Director and officer liability insurance policy premium		*
Miscellaneous expenses		*
Total	$	*

*	To be filed by amendment.

All expenses, except the Securities and Exchange Commission registration fee and FINRA “filing” fee, are estimated.

Item 32.	Sales to Special Parties.

On October 6, 2009, we issued 1,000 common shares to Mr. Bortz in connection with the formation and initial capitalization of our company for an aggregate purchase price of $1,000.

Item 33.	Recent Sales of Unregistered Securities.

We have issued the following securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”):

On October 6, 2009, we issued 1,000 common shares to Mr. Bortz in connection with the formation and initial capitalization of our company for an aggregate purchase price of $1,000.

The shares were issued in reliance on the exemption set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Item 34.	Indemnification of Trustees and Officers.

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains a provision which limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

Our declaration of trust permits us and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee or officer and at our request, serves or has served another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, trustee, officer, member, manager or partner and who is made or is threatened to be made a party to the proceeding by reason of his or her service in any such capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

The Maryland General Corporation Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer has reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable for an improper personal benefit, unless in either case a court orders indemnification and then only for expenses. In accordance with the Maryland General Corporation Law and our bylaws, our bylaws require us, as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

We also expect to enter into indemnification agreements with our trustees and our executive officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

We expect to obtain an insurance policy under which our trustees and executive officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such trustees and officers by reason of any acts or omissions covered under such policy in their respective capacities as trustees or officers, including certain liabilities under the Securities Act of 1933.

We have been advised that the SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933 is against public policy and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Shares Being Registered.

None of the net proceeds will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements.  See page F-1 for an index of the financial statements included in the Registration Statement.

(b) Exhibits.  The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit
Number		Exhibit Description

1	.1*	Form of Underwriting Agreement by and among Pebblebrook Hotel Trust, Pebblebrook Hotel, L.P. and the Underwriters named herein
3	.1*	Form of Amended and Restated Declaration of Trust of Pebblebrook Hotel Trust
3	.2*	Form of Bylaws of Pebblebrook Hotel Trust
3	.3*	Agreement of Limited Partnership of Pebblebrook Hotel, L.P.
5	.1*	Opinion of Venable LLP
8	.1*	Tax opinion of Hunton & Williams LLP
10	.1*	Pebblebrook Hotel Trust 2009 Equity Incentive Plan
10	.2*	Form of Severance and Change of Control Agreement between Pebblebrook Hotel Trust and Jon E. Bortz
21	.1*	List of Subsidiaries of Pebblebrook Hotel Trust
23.1		KPMG LLP Consent
23	.2*	Venable LLP Consent (included in Exhibit 5.1)
23	.3*	Hunton & Williams LLP Consent (included in Exhibit 8.1)

*	To be filed by amendment.

Item 37.	Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on the 9th day of October, 2009.

PEBBLEBROOK HOTEL TRUST

By:	/s/ Jon E. Bortz
Jon E. Bortz
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon E. Bortz Jon E. Bortz	President, Chief Executive Officer and Trustee (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 9, 2009

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